UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

PROPELL TECHNOLOGIES GROUP, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4.	Proposed maximum aggregate value of transaction

5.	Total fee paid

☐	Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PROPELL TECHNOLOGIES GROUP, INC.
1701 Commerce Street, 2nd Floor
Houston, Texas 77002
Telephone: (713) 227-0480

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Propell Technologies Group, Inc.:

This Information Statement is furnished to the stockholders of Propell Technologies Group, Inc., a Delaware corporation (“Propell” or the “Corporation”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting power authorizing the Board of Directors of Propell for its wholly owned subsidiary, Novas Energy USA, Inc., a Delaware corporation (“Novas”), to enter into a joint venture (the “Joint Venture”) with Technovita Technologies USA, Inc., a Delaware corporation (“Technovita”), through a newly formed Delaware limited liability company, Novas Energy North America, LLC (“NENA”), and a related Sublicense Agreement (the “Novas Sublicense Agreement”) to NENA of the plasma pulse technology that Novas licenses from Novas Energy Group Limited, a company formed under the laws of the British Virgin Islands (the “Licensor”).

On July 22, 2015, Propell obtained the approval of its entry into the Joint Venture and the Novas Sublicense Agreement by written consent of one shareholder that has 50.9% of the voting power of the Corporation as of July 6, 2015.  Neither the Joint Venture nor the Novas Sublicense Agreement can be effectuated until twenty (20) days after the mailing of this Information Statement to the Corporation’s stockholders.

PROPELL IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on July 6, 2015 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders of the Corporation will be on or about August  , 2015.

The accompanying Information Statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ John Huemoeller
John Huemoeller, Chairman and
Chief Executive Officer

This Information Statement is being furnished to all holders of the Common Stock and Series A-1, Series B and Series C Preferred Stock of Propell in connection with the proposed action by Written Consent to authorize the Board of Directors to enter into a joint venture (the “Joint Venture”) between Novas Energy USA, Inc., a Delaware corporation and a wholly owned subsidiary of Propell (“Novas”), and Technovita Technologies USA, Inc., a Delaware corporation (“Technovita”) through a newly formed Delaware limited liability company, Novas Energy North America, LLC (“NENA”), and a related Sublicense Agreement (the “Novas Sublicense Agreement”) of the plasma pulse technology (the “Technology”) that Novas licenses from Novas Energy Group Limited, a company formed under the laws of the British Virgin Islands (the “Licensor”).

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the Common Stock and Series A-1, Series B and Series C Preferred Stock of Propell, in connection with resolutions of the Board of Directors and the written consent of the holder of 50.9% of the voting power of the security holders of Propell. This Information Statement provides public notice of the approval and authorization to effectuate the Joint Venture and Novas Sublicense Agreement.

The Board of Directors has unanimously approved the Joint Venture and Novas Sublicense Agreement and stockholders owning in excess of a majority of the outstanding voting securities of Propell have approved the Joint Venture and Novas Sublicense Agreement.  See the caption “Vote Required for Approval” below. The Joint Venture and Novas Sublicense Agreement will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our stockholders.

The Quarterly Report on Form 10-Q for quarterly period ended March 31, 2015, and the Annual Report on Form 10-K for the year ended December 31, 2014, and any reports on Form 8-K filed by Propell during the past year with the (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. Propell is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED JOINT VENTURE.

Q. WHY AM I RECEIVING THIS PROXY STATEMENT?

A. Pursuant to Section 271 of the Delaware General Corporation Law, a corporation may sell all or substantially all of its assets or property if authorized by the holders of a majority of the outstanding stock entitled to vote thereon. As of the date of hereof, the license for the Technology represents substantially all of the assets of Propell other than cash.

Q. WHY HAS THE BOARD CHOSEN TO PURSUE THE JOINT VENTURE AND NOVAS SUBLICENSE AGREEMENT?

A. Most importantly, the Joint Venture will provide Propell with access to Technovita’s experienced team, the ability to build one international brand, the ability to leverage the strength of the combined entity, expanding Propell’s geographic reach beyond the United States and into Canada. Propell’s focus for the last several years has been on the introduction of the Technology into the U.S. market and development of the tools to be used in the U.S. and it believes that the management team of the Joint Venture will have the ability to broadly penetrate the U.S. market. Propell will control the Board of Directors of the Joint Venture and has a right to terminate the Joint Venture if certain milestones are not met, while retaining certain rights in Canada. For those reasons, the Board of Directors of Propell believes that the Joint Venture is a low-risk opportunity.

Q. WHEN WILL THE JOINT VENTURE BE EFFECTIVE?

A. Propell and Technovita are working to close the Joint Venture as soon as reasonably practicable. Inasmuch as Propell has already received the approval of one stockholder that holds in excess of 50% of the voting power of the stockholders of Propell who is disinterested in the transaction, and no additional state or federal requirements or approvals must be met in order to effectuate the Joint Venture and Novas Sublicense Agreement, the parties currently anticipate that the Joint Venture Agreement and Novas Sublicense Agreement will be effective on or about August  , 2015, twenty (20) days after mailing this Information Statement to stockholders.

Q.  HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED JOINT VENTURE?

A. The members of the Board of Directors have unanimously approved the proposal to effectuate the Joint Venture and related Novas Sublicense Agreement.

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Q. WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposal, the affirmative vote of holders in excess of a majority of the voting rights of the Common Stock and Series A-1, Series B and Series C Preferred Stock is required. Consents in favor of the proposal have already been received from one stockholder holding a majority of the voting securities of Propell.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. Propell will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: John Huemoeller, Chief Executive Officer of Propell Technologies Group, Inc., 1701 Commerce Street, 2nd Floor, Houston, Texas 77002, telephone (713) 227-0480.

CURRENT BUSINESS OF PROPELL

Through Novas, Propell is engaged in the commercial application of a proprietary “Plasma-Pulse Technology” to enhance the recovery of oil for which we have a perpetual exclusive license to utilize in the United States and Mexico.  Propell began introducing the Plasma Pulse Technology in the United States on a limited basis in March 2013.  The oil recovery technology used by Novas is based on an exclusive, perpetual royalty-bearing license (the “License Agreement”) to engage in the commercial application of the proprietary “Plasma-Pulse Technology” (the Technology”) entered into on January 30, 2013, as amended in March 2014 and December 23, 2014 with Novas Energy Group Limited (“Licensor”) which granted Novas the right to use the Technology in the United States to enhance oil production.  The License Agreement provides Novas with the right to practice the licensed process and to utilize the Technology to provide services to third parties and for ourselves as well, and to sublicense the Technology in the United States. In March 2014, the License Agreement was amended to, among other things, increase the territory in which Novas can practice the licensed process and utilize the Technology to include Mexico. Although new to the United States and Mexico, the Technology has been successfully utilized outside of the United States and Mexico for several years. The Licensor has filed for patent protection of the Technology in the United States.  The process utilizes a down-hole tool that is lowered into vertical wellbores to the perforated oil producing zone.  When initiated, the tool delivers metallic plasma-generated, directed, non-linear, wide-band elastic oscillations at resonance frequencies to enhance oil production using the tool developed by the Licensor and enhanced by Novas.  The Technology is suitable for oil wells as deep as 12,000 feet. By optimizing production efficiency combined with the resulting increased oil production we expect to extend the economic life of mature oil fields and to recover previously unrecoverable oil efficiently.

Propell currently has six tools that it uses to perform the treatments, of which four work in vertical wells with a minimum of 5 ½-inch casings and two that work in 4 ½ -inch diameter casings.

Initially Propell offered its services to independent oil wells based on a joint venture model in which it received a percentage of the revenue that its customers derived from additional production resulting from the use of the Technology. Propell has not concluded any further agreements under this joint venture model. Propell also offers its services on a fee based model and charges a service fee for use of the Technology. In 2014, Propell treated sixteen wells for service fees. In addition, Propell intends to acquire wells and use the Technology on its acquired wells to increase their production.

Propell has authorized Novas to enter into the Joint Venture with Technovita through a newly formed Delaware limited liability company, NENA, and the related Novas Sublicense Agreement with NENA of the Technology that Novas licenses the Licensor.

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SUMMARY OF THE TERMS OF THE PROPOSED JOINT VENTURE

The following is a summary of the proposed Joint Venture. This is a summary only, and shareholders are encouraged to read the full disclosure under “Proposal- Joint Venture for the Technology” which appears later in this Information Statement.

Pursuant to an operating agreement to be entered into as soon as practicable twenty (20) days after the mailing of this Information Statement to the Corporation’s stockholders (the form of which is attached hereto as Exhibit B) (the “Joint Venture Agreement”), Novas and Technovita agreed to enter into the Joint Venture. Under the Joint Venture Agreement the parties have agreed as follows:

•	Novas will contribute $1,200,000 to NENA for ownership of 60% of the membership interests of NENA.
•	Technovita will contribute $800,000 to NENA for ownership of 40% of the membership interests of NENA.
•	NENA and Novas will enter into a sublicense agreement that will provide that NENA will be the exclusive licensee in the U.S. of the Technology that Novas has licensed from the Licensor.
•	NENA and Technovita will enter into a sublicense agreement that will provide that NENA will be the exclusive licensee in Canada of the Technology that Technovita has licensed from the Licensor.
•	NENA will be governed by a five member Board of Directors, of which three members will be appointed by Novas and two members will be appointed by Technovita.
•	If NENA fails to satisfy certain performance milestones, under certain circumstances Technovita’s membership interests in NENA will be reduced or Novas will have the right to terminate the Joint Venture Agreement.
•	If either Novas or Technovita terminate their sublicense agreement with NENA, the non-terminating party receives the other party’s interest in NENA.
•	For a period of one year after dissolution of NENA, each of Novas and Technovita agree to a non-solicitation of any person employed by NENA in the other’s prior territory

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PROPOSAL—JOINT VENTURE FOR THE TECHNOLOGY

Pursuant to the Joint Venture Agreement, Novas and Technovita agreed to enter into the Joint Venture. Under the Joint Venture Agreement, Novas and Technovita intend to form a new Delaware limited liability company, Novas Energy North America, LLC (“NENA”), whereby Novas will contribute $1,200,000 (to be delivered in four installments of $300,000 each, on the effective date of the Joint Venture Agreement and the three (3), six (6) and nine (9) month anniversary thereof) to the capital of NENA for 60% of the membership interests of NENA and Technovita will contribute $800,000 to the capital of NENA for 40% of the membership interests of NENA.

Subject to certain exceptions, NENA will be the exclusive provider of the Vertical Technology (as defined in the Joint Venture Agreement) in the United States and Canada pursuant to the terms of Sublicense Agreements to be entered into between each of Novas and NENA and Licensor whereby Novas will agree to provide NENA an exclusive right to use, develop and commercialize the Technology in the U.S. and its territories. The Sublicense Agreement will be effective twenty (20) days after the mailing of this Information Statement on Schedule 14C. Subject to certain exceptions, NENA will be the exclusive provider of the Vertical Technology in Canada pursuant to the terms of Sublicense Agreements to be entered into between Technovita and NENA and Licensor whereby Technovita will agree to provide NENA an exclusive right to use, develop and commercialize the Technology in Canada. If either Novas or Technovita terminates the Sublicense Agreement with NENA and Licensor, the non- terminating party will receive 100% of the terminating member’s membership interest in NENA.

The business and affairs of NENA are managed by or under the direction of the Board of Directors, consisting of five (5) members, three (3) of whom shall be appointed by Novas and two (2) of whom shall be appointed by Technovita. Board approval is required to: (i) incur any indebtedness, pledge or grant liens on any assets or guarantee, assume, endorse or otherwise become responsible for the obligations of any other person, except to the extent approved or authorized in NENA’s budget; (ii) make any loan, advance or capital contribution in any person, except to the extent approved or authorized in the budget; (iii) transfer any equipment necessary in the deployment of the Vertical Technology to any third party; (iv) enter into or effect any transaction or series of related transactions involving the sale of NENA or the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of assets or similar business transaction) by NENA of any assets in excess of $300,000; (v) appoint or remove NENA’s auditors or make any changes in the accounting methods or policies of NENA (other than as required by GAAP); or (vi) enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by NENA of any assets and/or equity interests of any person.

Approval of the members is required to: (i) amend or waive the Joint Venture Agreement; (ii) make any material change to the nature of the business conducted by NENA; (iii) modify the membership interest of any member or admit additional members; (iv) enter into, amend in any material respect waive or terminate any Sublicense Agreement; or (v) sell, lease, license, exchange or otherwise dispose of (including by merger, consolidation, sale of assets or similar business transaction) assets of NENA in excess of $5,000,000.

If NENA fails to satisfy certain performance milestones, (the “Year 2 Key Performance Indicators”) described below by (i) an amount greater than 5% but less than or equal to 25%, Technovita’s membership interest shall be decreased in accordance with a formula and Novas’ membership interest shall be increased by an equivalent amount; (ii) an amount greater than 25%, Technovita’s membership interest shall be decreased to 15% and Novas’ membership interest shall be increased to 85%. Year 2 Key Performance Indicators are defined as follows: during a continuous twelve (12) month period commencing the day immediately following the conclusion of the period in which the Year 1 Key Performance Indicators were measured, each of: (1) sales from activities in the United States of greater than or equal to $19,310,000; (2) sales from activities in Canada of greater than or equal to $19,310,000; (3) EBITDA from activities in the United States of greater than or equal to $6,590,000; and (4) EBITDA from activities in Canada of greater than or equal to $6,590,000

If NENA fails to satisfy Year 2 Key Performance Indicators or Year 1 Key Performance Indicators as described below by an amount greater than 5% of the applicable metric, Novas has the right to dissolve the Joint Venture. Upon a dissolution, all intellectual property assets of NENA, including any improvements to Technology is to be distributed to Technovita solely for use in Canada, its territories and its possessions and Novas solely for use in the United States and its territories. Year 1 Key Performance Indicators is defined as: during a continuous twelve (12) month period commencing upon September 1, 2015, unless the Board of Directors otherwise approves a later date due to the Corporation having insufficient equipment or technicians available to Deploy the Vertical Technology as of September 1, 2015, each of: (1) sales from activities in the United States of greater than or equal to $2,829,000; (2) sales from activities in Canada of greater than or equal to $2,829,000; (3) EBITDA from activities in the United States of greater than or equal to $524,000; and (4) EBITDA from activities in Canada of greater than or equal to $524,000.

For a period of one year after dissolution of NENA, Technovita agreed not to hire or solicit any person employed by NENA that worked on vertical deployment in the United States and Novas agreed not hire or solicit any person employed by NENA that worked on vertical deployment in Canada

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Sublicense Agreement between Novas, NENA and Licensor

Novas intends to enter into a royalty-bearing sublicense (the “Novas Sublicense Agreement”) with NENA and the Licensor, pursuant to which NENA will sublicense all rights of Novas under the License Agreement dated January 30, 2013 (the “Novas License Agreement”) between Novas and the Licensor. The Novas Sublicense Agreement will provide NENA with the right to use, develop, market and commercialize in the United States and its territories (the “Novas Territory”) the Licensor’s Technology which is an invention involving a process and apparatus utilized in the production enhancement of hydrocarbon deposits using metallic plasma-generated, directed, nonlinear, wide-band, and elastic oscillations at resonance frequencies technology. Novas will retain the right to use the Technology for treatment of its own assets now owned or thereafter acquired. In addition, NENA and Technovita will have the right to apply any improvements to the Technology developed by Novas or the Licensor to the business of NENA and/or Technovita in Canada. Any improvements to the Technology developed by NENA shall be owned by NENA and NENA will grant to Licensor and Novas a royalty-free, fully paid-up sublicense to any improvements it develops; however, the sublicense to Novas is restricted to the Novas Territory. NENA will pay royalties of 7.5% directly to Licensor of Net Service Sales (as defined in the Novas Sublicense Agreement). Licensor is responsible for maintaining in full force and effecting all patent applications and resulting patent registrations and patent prosecution; however, if after request from NENA, Licensor does not obtain protections of certain patents in the Novas Territory, then NENA can obtain such protection and NENA will be responsible for prosecuting, renewing an otherwise maintaining any patent applications.

The Novas Sublicense terminates in accordance with the terms of the Joint Venture or upon any breach by NENA of its payment or reporting obligations or breach of any other terms and conditions of the Novas Sublicense Agreement that would constitute a breach of the License Agreement with the Licensor. The Novas Sublicense Agreement provides NENA with thirty (30) days to cure a payment default and sixty (60) days to cure a non-payment breach. Events of Default under the Novas Sublicense Agreement include failure to pay any amounts when due, breach of any covenant of the Novas Sublicense Agreement by any party, other than the failure to pay amounts thereunder when due, the making of any general assignment for the benefit of creditors by such Party, or the voluntary or involuntary commencement of proceedings under any bankruptcy or insolvency laws which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of sixty (60) days or more. In the event NENA’s financial performance in a relevant period deviates by more than 5% from any Year 1 Key Performance Indicator or Year 2 Key Performance Indicator, then Novas has the right to terminate the Novas Sublicense Agreement upon thirty (30) days written notice to NENA.

In the event of a termination of the Novas License Agreement, the Novas Sublicense Agreement remains in full force and effect, however, the Licensor has the right to terminate the Novas Sublicense Agreement upon thirty (30) days written notice to NENA.

Sublicense Agreement between Technovita, NENA and Novas Energy Group Limited

It is anticipated that Technovita will enter into a royalty-bearing sublicense (the “Technovita Sublicense Agreement”) with NENA and the Licensor, pursuant to which NENA will sublicense all rights of Technovita under the License Agreement dated March 20, 2014 (the “Technovita License Agreement”) between Technovita and Licensor. The Technovita Sublicense Agreement will provide NENA in Canada its territories and possessions (the “Technovita Territory”) with the right to use, develop, market and commercialize the Technology. Technovita will retain the right to use the Technology for treatment of its own assets now owned or thereafter acquired. In addition, NENA and Novas will have the right to apply any improvements to the Technology developed by Technovita or the Licensor to the business of NENA and/or Novas in the United States and its territories. Any improvements to the Technology developed by NENA shall be owned by NENA and NENA will grant to Licensor and Technovita a royalty-free, fully paid-up sublicense to any improvements it develops; however the sublicense to Technovita is restricted to Technovita Territory.

NENA will pay directly to Licensor royalties of 7.5% of Net Service Sales (as defined in the Technovita Sublicense Agreement). Licensor is responsible for maintaining in full force and effect all patent applications and resulting patent registrations and patent prosecution; however, if after request from NENA, Licensor does not obtain protections of certain patents in the Licensed Territory then NENA can obtain such protection and NENA will be responsible for prosecuting, renewing an otherwise maintaining any patent applications. NENA has the right to commence legal action for enforcement of any patents within the Technovita Territory.

The Technovita Sublicense Agreement terminates in accordance with the terms of the Joint Venture or upon any breach by NENA of its payment or reporting obligations or breach of any other terms and conditions of the Technovita Sublicense Agreement that would constitute a breach of the License Agreement with the Licensor. The Technovita Sublicense Agreement provides NENA with thirty (30) days to cure a payment default and sixty (60) days to cure a non-payment breach. Events of Default under the Technovita Sublicense Agreement include failure to pay any amounts thereunder when due, breach of any covenant of the Technovita Sublicense Agreement by any party, other than the failure to pay amounts hereunder when due, the making of any general assignment for the benefit of creditors by such party, or the voluntary or involuntary commencement of proceedings under any bankruptcy or insolvency laws which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of sixty (60) days or more. In the event Novas terminates the Novas Sublicense Agreement then Technovita has the right upon thirty (30) days’ prior notice to terminate the Technovita Sublicense Agreement.

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In the event of a termination of the License Agreement, the Technovita Sublicense Agreement remains in full force and effect, however the Licensor has the right to terminate this Technovita Sublicense Agreement upon thirty (30) days written notice to NENA.

Advantages of the Joint Venture

The Joint Venture will provide the Corporation with access to Technovita’s experienced team. Technovita has a team of fourteen (14) individuals that include a Russian geologist with over thirty (30) years of experience, a nuclear engineer with plasma physics and wave theory expertise, a wireline and workover service provider for over thirty (30) years, as well as individual experiences with business development and commercialization of new technologies and large service companies. The ability to build one international brand and the ability to leverage the strength of the combined entity is expected to provide Propell with greater market presence, expanding Propell’s geographic reach beyond the United States and into Canada. To date, Propell has generated minimal revenue from the Technology. For the year ended December 31, 2014, Propell generated $190,035 of revenue. Propell’s focus for the last several years has been on the introduction of the Technology into the U.S. market and development of the tools to be used in the U.S. and it believes that the management team of the Joint Venture will have the ability to broadly penetrate the U.S. market. Propell will control the Board of Directors of the Joint Venture and has a right to terminate the Joint Venture if certain milestones are not met, while retaining retain certain rights in Canada, therefore the Board of Directors of Propell believes that the Joint Venture is a low-risk opportunity.

Risks of the Joint Venture

To date, Technovita has not treated any oil wells with the Technology and therefore there is no guarantee that the Technovita team will be successful in meeting its milestones. Due to limited data about well treatment it is difficult to assess the revenue to be derived from the Canadian wells, which may not perform as expected and may contribute less than 40% to the revenue of the Joint Venture. Completion of the Joint Venture will mean that Propell will only have a 60% interest in revenue derived from treatment of U.S. wells instead of its current 100% interest. Although Novas has the right to terminate the Joint Venture if certain milestones are not met, if the milestones are met there can be no assurance that the revenue derived from U.S. wells will not exceed 60% of the revenue of the Joint Venture. Propell has not received a valuation or fairness opinion regarding the Joint Venture and its percent ownership in the Joint Venture. Propell is required to contribute $1,200,000 to the Joint Venture that may not be recovered in the event that the Joint Venture dissolves. In addition, the Joint Venture will bear the additional costs associated with the additional Technovita management team.

VOTE REQUIRED FOR APPROVAL

The Board of Directors of Propell have adopted, ratified and approved the proposal to authorize the Joint Venture and stockholders of the Corporation holding a majority of the voting power on the Record Date have approved the proposed Joint Venture.

DISSENTER’S RIGHTS OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter’s rights in connection with the proposed Joint Venture.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Propell Board of Directors fixed the close of business on July 6, 2015 as the record date for determining the holders of the Propell Common Stock and Series A-1, Series B and Series C Preferred Stock who are entitled to receive this Information Statement. Propell’s authorized capital stock consists of 500,000,000 shares of Common Stock at a par value of $0.001 per share, and 10,000,000 shares of Preferred Stock at a par value of $0.001 per share (the “Preferred Stock”), of which 5,000,000 shares are designated as Series A-1 Preferred Stock, 500,000 are designated as Series B Preferred Stock, and 4,500,000 are designated as Series C Preferred Stock. As of July 6, 2015, there were 268,058,931 shares of Common Stock issued and outstanding, 3,137,500 shares of Series A-1 Preferred Stock issued and outstanding (which convert into 31,375,000 shares of Common Stock), 40,000 shares of Series B Preferred Stock issued and outstanding (which convert into 4,000,000 shares of Common Stock) and 4,500,000 shares of Series C Preferred Stock issued and outstanding (which convert into 120,000,000 shares of Common Stock).  Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of our stockholders. Each share of Series A-1 Preferred Stock entitles the holder to cast ten (10) votes per share, each share of Series B Preferred Stock entitles the holder to cast one hundred (100) votes per share and each share of Series C Preferred Stock entitles the holder to cast 26.67 votes per share. Stockholders holding 50.9% the voting rights of the securities of Propell as of the record date have consented to the action required to carry the proposed Joint Venture and related transactions described herein.

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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table and footnotes indicate beneficial ownership of Propell’s Common Stock, our Series A-1 Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock and the total voting power of Propell’s stockholders as of July 15, 2015 of: (1) each person known by Propell to be the owner of more than 5% of Propell’s outstanding shares of Common Stock; (2) each person known to Propell to be the owner of more than 5% of Propell’s outstanding shares of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; (3) each of Propell’s directors; (4) each of Propell’s executive officers; and (5) all of Propell’s directors and executive officers as a group. In general, “beneficial ownership” includes those shares a person has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire Common Stock through the exercise of stock options or warrants that are exercisable currently or become exercisable within sixty (60) days of July 15, 2015. Except as indicated otherwise, the person’s name in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise specified, the address of each of the individuals listed below is c/o Propell Technologies Group, Inc., 1701 Commerce Street, Houston, Texas 77002.

Name	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock Beneficially Owned (1)	Percentage of Total Voting Power (2)
Directors and Officers
John Huemoeller	10,000,000	(3)	3.7%	2.4%
John Zotos	3,160,000	(4)	1.2%	*
Ivan Persiyanov	—		—	—

All directors and officers as a group (3 persons)	13,160,000		4.9%	3.1%

5% Beneficial Owners
Ervington Investment Limited	215,677,467	(5)**	51.4%	50.9%
Charles Hoogland	4,000,000	(6)***	1.5%	*

________________

*	Less than 1%

**	Includes all of the outstanding shares of Series A-1 Preferred Stock and Series C Preferred Stock, each on an “as converted basis.”

***	Includes all of the outstanding shares of Series B Preferred Stock on an “as converted basis.”

(1)	Based on 268,058,931 shares of Common Stock issued and outstanding as of July 15, 2015.

(2)	Based on the voting rights attached to each class of shares. Each share of Common Stock entitles the holder to one vote per share, each Series A-1 Preferred Stock entitles the holder to ten votes per share (for an aggregate of 31,375,000 votes based on 3,137,500 outstanding Series A-1 Preferred Stock), each Series B Preferred Stock entitles the holder to one hundred (100) votes per share (for an aggregate of 4,000,000 votes based on 40,000 outstanding Series B Preferred Stock) on an “as converted basis” and each share of Series C Preferred Stock entitles the holder to 26.67 votes for an aggregate of 120,000,000 votes. The outstanding and vested shares of Common Stock and Preferred Stock, as of July 15, 2015 are entitled to an aggregate of 423,433,931 votes.

(3)	Consists of 10,000,000 shares of Common Stock. Mr. Huemoeller was granted 10,000,000 shares of Propell’s restricted stock, of which 3,750,000 are currently vested. The remaining shares vest as to 1,250,000 shares quarterly. Prior options issued to Mr. Huemoeller were cancelled on December 5, 2014 when his restricted stock was issued. Mr. Huemoeller is also entitled to a stock grant of 750,000 common shares per annum on January 1 of each year commencing on January 1, 2016, provided he remains employed by our Company.

(4)	Includes 3,000,000 shares of Common Stock. Mr. Zotos was granted 3,000,000 shares of restricted stock, of which 1,000,000 are currently vested. The remaining shares will vest as to 1,000,000 every six (6) months from March 31, 2015. Prior options granted to Mr. Zotos were cancelled on December 5, 2014 when his restricted stock was issued. Also includes 160,000 shares of Common Stock owned by the wife of Mr. Zotos.
7

(5)	Consists of: (i) 3,137,500 Series A-1 Preferred Stock, convertible into 31,375,000 shares of Propell’s Common Stock; (ii) 64,302,467 shares of Common Stock; and (iii) 4,500,000 shares of Series C Preferred Stock, convertible into 120,000,000 shares of Common Stock. Ervington (as defined below) currently owns all of the outstanding shares of Series C Preferred Stock. Ervington is wholly owned by Greenleas International Holdings Ltd., which is wholly owned by Harmony Trust Settlement. The address of Ervington is Eftapaton Court, 256 Makarios Avenue CY-3105 Limassol, Cyprus. Maria Damianou’s appointment to our Board of Directors became effective on July 23, 2015. See “Change of Control” below. As one of two directors of Ervington, Ms. Damianou is deemed to be the beneficial owner of the securities held by Ervington, however, Ms. Damianou disclaims beneficial ownership of these securities except to the extent of her pecuniary interest therein, if any.

(6)	Includes 40,000 shares of our Series B Preferred Stock convertible into 4,000,000 shares of Propell’s Common Stock. The 40,000 shares of Series B Preferred Stock represents 100% of the outstanding shares of Series B Preferred Stock. The address of the beneficial owner is 2440 S. Willemoore, Springfield, Illinois 62704.

CHANGE OF CONTROL

On July 6, 2015, Propell closed the final tranche of its private placement offering under the Series C Preferred Stock Purchase Agreement, as amended on June 5, 2015 (the “Purchase Agreement”), that it had entered into on February 19, 2015, with Ervington Investment Limited, an entity organized under the laws of the Republic of Cyprus (“Ervington”), and raised an additional $9,750,000 in gross proceeds from the sale of 2,974,576 shares of its Series C Preferred Stock at a purchase price of $3.277777778 per share to Ervington. The total gross proceeds raised from the initial and final tranche of the sales to Ervington were $14,750,000. Propell intends to use the net proceeds from the final tranche for the acquisition, enhancement and maintenance of an oil field for deployment of the Corporation’s technology and general corporate purposes. The material provisions of the Series C Preferred Stock are set forth in the Certificate of Designations to the Corporation’s Certificate of Incorporation (the “Certificate of Designations”) that was filed with the Secretary of State of the State of Delaware on February 18, 2015, and was filed as an exhibit to Propell’s Current Report on Form 8-K filed with the SEC on February 19, 2015. The Certificate of Designations provides that upon the issuance of an aggregate of 4,500,000 shares of Series C Preferred Stock, the holders of the Series C Preferred Stock are entitled to elect either three (3) directors holding one (1) vote each, one director holding three (3) votes, or one director holding two (2) votes and another director holding one (1) vote. Ervington, as the sole holder of the Series C Preferred Stock, has elected to appoint a new director, Maria Damianou, who has one (1) vote, to join its other director representative, Ivan Persiyanov, who holds two (2) votes. Ms. Damianou’s appointment to the Board of Directors became effective on July 23, 2015, which is ten (10) days after an Information Statement was filed with the SEC and mailed to the Corporation’s stockholders of record in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14(f)-1 thereunder.

On July 6, 2015, Ervington also acquired an additional 56,677,477 shares of Propell’s Common Stock and 700,000 shares of the Corporation’s Series A-1 Convertible Preferred Stock (which shares represent 7,000,000 shares of Propell’s Common Stock on an as-converted basis) pursuant to the terms of a separate stock purchase agreement (the “Secondary Purchase Agreement”) that Ervington had entered into with certain stockholders (the “Selling Stockholders”) of the Corporation.

In connection with the Purchase Agreement, Propell had also entered into an Investors’ Rights Agreement with Ervington on February 19, 2015 (the “Investors’ Rights Agreement”). The Investors’ Rights’ Agreement provides that the Holders (as defined in the Investors’ Rights Agreement) of a majority of the outstanding Registrable Securities (defined therein as the shares of Common Stock and Series A-1 Preferred Stock issued pursuant to the Secondary Purchase Agreement, the shares of Series C Preferred Stock issued pursuant to the Purchase Agreement and any Common Stock issued as dividends thereon or in exchange for such) are entitled to demand registration rights under certain circumstances and piggyback registration rights. In addition, the Investors’ Rights Agreement provides that Ervington (or its assignee) has the right to designate a person to be appointed as the Chief Executive Officer of Propell, a board observer right if a representative of Ervington or its affiliate is not a member of the Board of Directors of Propell and certain consultation rights if a representative of Ervington or its affiliate is not a member of the Board of Directors of Propell so long as it holds a majority of the Registrable Securities and at least 36,000,000 shares of Common Stock of Propell on an “as converted” basis. Ervington and its affiliates also have a right of first refusal to acquire their pro rata share of any New Securities (as defined in the Investors’ Rights Agreement) which Propell proposes to issue and sell.

On February 19, 2015, Propell, the Selling Stockholders and Ervington had also entered into a Stockholders Agreement (the “Stockholders Agreement”) that provides that until a Change of Control Transaction (as defined in the Stockholders Agreement), each person a party thereto shall vote all of such person’s shares of Common Stock of Propell in favor of the designees appointed by Ervington and two additional directors appointed by two of the Selling Stockholders and Ervington agreed to vote its shares in favor of the two designees appointed by two of the Selling Stockholders provided that the certain Selling Stockholders continue to own a certain threshold number of shares of our Common Stock or Preferred Stock convertible into our Common Stock. In addition, the Selling Stockholders granted Ervington certain drag-along rights in the event of a Change of Control Transaction (as defined in the Stockholders Agreement) and Ervington and its affiliates were granted certain rights of first refusal.

8

As a result of the closing of the final tranche pursuant to the Purchase Agreement and the Secondary Purchase Agreement, Propell experienced a change in control, with Ervington acquiring an additional 2,974,576 shares of the Corporation’s Series C Preferred Stock, 700,000 shares of Propell’s Series A-1 Convertible Preferred Stock and an additional 56,677,477 shares of Common Stock of Propell, which when added to the securities it acquired in the initial closing under the Purchase Agreement and Secondary Purchase Agreement represents a beneficial ownership of 51.4% of Propell’s outstanding Common Stock and 50.9% of Propell’s voting securities. As stated above, upon the issuance of the additional shares of Series C Preferred Stock, Ervington became entitled to elect another member to the Propell Board of Directors, which resulted in a change of control due to the change in a majority of our Board of Directors. Ervington appointed a new director, Ms. Damianou, who has one (1) vote, to join its other director representative, Ivan Persiyanov, who has two (2) votes.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

DELIVERY OF INFORMATION STATEMENT

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 1701 Commerce Street, 2nd Floor, Houston, Texas 77002 stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: July 28, 2015

By Order of the Board of Directors

/s/ John Huemoeller
John Huemoeller, Chairman and
Chief Executive Officer

9

APPENDICES

Exhibit A – Written Consent of a Majority of the Voting Power of Propell Technologies Group, Inc.

Exhibit B – Operating Agreement of Novas Energy North America, LLC

Exhibit C – Novas Sublicense Agreement

Exhibit A

STATEMENT OF ACTION

BY WRITTEN CONSENT OF HOLDER OF

A MAJORITY OF THE VOTING POWER OF

PROPELL TECHNOLOGIES GROUP, INC.

The undersigned, being the holder of a majority of the total voting power of the capital stock of Propell Technologies Group, Inc., a Delaware corporation (the “Corporation”), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the Delaware General Corporation Law, does hereby consent in writing to and adopt the following resolutions:

RESOLVED, that the execution by the Corporation of the operating agreement of Novas Energy North America, LLC (“NENA”) attached as Exhibit B to the Corporation’s Schedule 14C Information Statement (the “Joint Venture Agreement”), the Sublicense Agreement between Novas Energy USA, Inc. and NENA and the consummation of the transactions and agreements contemplated by the Joint Venture Agreement are hereby approved.

IN WITNESS WHEREOF, the undersigned holder of a majority of the voting power of the capital stock of the Corporation has executed this Statement of Action by Written Consent as of the 22nd day of July, 2015.

ERVINGTON INVESTMENTS LIMITED

/s/ Maria Damianou
Name: Maria Damianou
Title: Director

Exhibit B

OPERATING AGREEMENT

OF

NOVAS ENERGY NORTH AMERICA, LLC

__________, 2015

-x-

TABLE OF CONTENTS
(Continued)

-xi-

TABLE OF CONTENTS
(Continued)

		Page

12.8	Currency	25
12.9	Partnership for Tax Purposes Only	25

SCHEDULE A - Member Information

SCHEDULE B – Membership Interest Adjustment Formula

SCHEDULE C – Initial Business Plan and Budget

SCHEDULE D – Exempt Employees

-xii-

OPERATING AGREEMENT

OF

NOVAS ENERGY NORTH AMERICA, LLC

THIS OPERATING AGREEMENT of Novas Energy North America, LLC, a Delaware limited liability company (the “Company”), is entered into as of ________, 2015, by and among Novas Energy USA, Inc. (“Novas USA”) and Technovita Technologies USA, Inc. ( “Technovita”).

WHEREAS, the Members of the Company wish to enter into this Agreement setting forth their respective ownership interests in the Company and the principles by which it will be operated and governed; and

NOW, THEREFORE, in consideration of mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1
DEFINITIONS

1.1           Specific Definitions.  As used in this Agreement:

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)          The Capital Account shall be increased by any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)          The Capital Account shall be decreased by the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with another Person.

“Agreement” shall mean this Operating Agreement of Novas Energy North America, LLC, a Delaware limited liability company, including all schedules, appendices, and exhibits hereto, as amended in accordance with the terms hereof.

“Capital Account” shall mean, for each Member, a separate account established and maintained on the books and records of the Company that is:

(a)          Increased by: (i) the amount of such Member’s Capital Contributions (including such Member’s initial Capital Contribution and any Additional Capital Contributions), (ii) allocations of Profits to such Member pursuant to Article 5, and (iii) the amount of any liabilities of the Company that are assumed by such Member or secured by any property distributed to such Member;

(b)          Decreased by: (i) the amount of cash distributed to such Member by the Company; (ii) the Fair Market Value of any other property distributed to such Member by the Company (determined as of the time of distribution and net of liabilities secured by such property that the Member assumes or to which the Member’s ownership of the property is subject); (iii) allocations of Losses to such Member pursuant to Article 5, or (iv) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company;

(c)          Otherwise adjusted in accordance with the provisions of this Agreement; and

(d)          Revalued in connection with any event described in paragraph (a) of the definition of “Gross Asset Value” to the extent the Board of Directors determines that a revaluation is necessary to preserve the economic arrangement of the Members. In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b) and specifically in a manner consistent with the Member’s interest in the Company and the provisions of this Agreement shall be interpreted and applied in a manner consistent with such regulations and intent.

“Capital Contribution” shall mean, for any Member, the sum of the net amount of cash and the Fair Market Value of any other property (determined as of the time of contribution and net of liabilities secured by such property that the Company assumes or to which the Company’s ownership of the property is subject) contributed by such Member to the capital of the Company.

“Cause” shall mean: (i) a material failure to perform stated duties, and continued failure to cure such failure to the reasonable satisfaction of the Board of Directors; (ii) material violation of a Company policy or any written agreement or covenant with the Company; (iii) conviction of, or entry of a plea of guilty or nolo contendere to, a felony; (iv) a willful act that constitutes gross misconduct and which is injurious to the Company; or (v) the commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct.

“Coal Bed Methane Technology” means the technology owned, controlled and patented by Georesonance Ltd. involving the use of metallic plasma-generated, directed, non-linear, wideband, and elastic oscillations at resonance frequencies for the purposes of degasification and extraction of methane in coal seams.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company Percentage” shall mean, for each Member, the percentage set forth on Schedule A.

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18-101, et seq, and any successor statute, as it may be amended from time to time.

“Deploy”, “Deployed” or “Deployment” means the use, treatment, development, marketing and commercialization of the Vertical Technology.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Directors.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Estimated Tax Amount” of a Member for a Fiscal Year (or portion thereof) means the product of (1) the federal taxable income allocated by the Company to the Member in accordance with Article 5 (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof), and (2) the marginal blended tax rate applicable to such income for the Member, as estimated in good faith from time to time by the Board of Directors. In making such estimate, the Board of Directors shall take into account amounts shown on IRS Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Board of Directors are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Fair Market Value” as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined by the Board of Directors.

“Fiscal Period” shall mean the Fiscal Year or such shorter period as necessary to take into account the Members’ varying interests in the Company.

“Fiscal Year” shall mean the period from January 1 through December 31 of each year (unless otherwise required by law).

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)          The Gross Asset Value of all Company assets shall be adjusted to equal their respective Fair Market Values, immediately prior to the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a member; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (i), (ii) and (iii) of this sentence shall be made only if the Board of Directors reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(b)          The Gross Asset Value of any Company asset distributed to any Member shall be the Fair Market Value of such asset on the date of distribution.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a) or paragraph (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Horizontal Technology” means the technology owned, controlled, and patented by Novas Sk Ltd., involving the use of metallic plasma-generated, directed, non-linear, wideband, and elastic oscillations at resonance frequencies in wells with drift angle of hole from 56 degrees in the inclined parts of the wellbore and up to 110 degrees in the inversion parts of the wellbore for the purposes of enhanced recovery of hydrocarbons.

“Majority-In-Interest of the Members” shall mean Members whose aggregate Membership Interests at the time of determination exceed fifty percent (50%).

“Member” shall mean those Persons admitted as members under this agreement as shown on Schedule A as such schedule may be updated from time to time. Except where the context requires otherwise, a reference in this Agreement to “the Members” shall mean all of the Members. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (a) to its distributive share of Profits and Losses and other items of income, gain, loss and deduction of the Company; (b) to its distributive share of the assets of the Company; (c) to vote on, consent to or otherwise participate in any decision of the Members as provided in this Agreement; and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act. The Membership Interest of each Member shall be expressed as a percentage interest and shall initially be the same proportion that such Member’s total Capital Contribution bears to the total Capital Contributions of all Members/as set forth on Schedule A.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deduction” shall mean an item of loss, expense or deduction attributable to a nonrecourse liability of the Company for which a Member bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i).

“Minimum Gain” of the Company or “Company Minimum Gain” shall have the same meaning as the term “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(b)(2).

“Nonrecourse Deduction” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b).

“Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, governmental agency, or other entity, whether domestic or foreign.

“Profits and Losses” shall mean, for each Fiscal Year or other Fiscal Period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other Fiscal Period, as applicable, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(a)          Any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b)          Any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c)          In the event that the Gross Asset Value of any Company asset is adjusted in accordance with paragraphs (a) or (b) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)          Gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)          In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other Fiscal Period, computed in accordance with the definition of “Depreciation” above; and

(f)          Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Sections 5.2 or 5.3 shall not be taken into account in computing Profits or Losses.

“Quarterly Estimated Tax Amount” of a Member for any calendar quarter of a Fiscal Year means the excess, if any of (a) the product of (i) a quarter (¼) in the case of the first calendar quarter of the Fiscal Year, half (½) in the case of the second calendar quarter of the Fiscal Year, three-quarters (¾) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Member’s Estimated Tax Amount for such Fiscal Year over (b) all distributions previously made during such Fiscal Year to such Member

“Related Party Agreement” means any agreement, arrangement or understanding between the Company and any Member or any Affiliate of a Member or any officer or employee of the Company.

“Sublicense Agreements” means (i) the Sublicense Agreement to be entered into between the Company and Technovita Technologies Corporation providing the Company with the exclusive and requisite authority to Deploy the Vertical Technology in Canada (except for the right of Technovita Technologies Corporation to Deploy the Vertical Technology in wells owned by it or its Affiliates in Canada), and (ii) the Sublicense Agreement to be entered into between the Company and Novas USA upon the consent of the stockholders of Propell Technologies Group, Inc., the parent entity of Novas USA, providing the Company with the exclusive and requisite authority to Deploy the Vertical Technology in the United States of America (except for the right of Novas USA to Deploy the Vertical Technology in wells owned by it or its Affiliates in the United States).

“Technovita Technologies Corporation” shall mean the exclusive licensee of Vertical Technology in Canada and the parent company and sole stockholder of Technovita Technologies USA, Inc.

“Transfer” shall mean any sale, exchange, transfer, gift, encumbrance, assignment, pledge, mortgage, hypothecation or other disposition, whether voluntary or involuntary.

“Treasury Regulations” shall mean the regulations issued by the United States Treasury Department.

“Vertical Technology” means the technology owned, controlled, and patented by Novas Energy Group Limited involving the use of metallic, plasma-generated, directed, nonlinear, wideband, and elastic oscillations at resonance frequencies in wells with drift angle of hole between 0 and 55 degrees in the inclined parts of the wellbore for the purpose of enhanced recovery of hydrocarbons.

“Year 1 Key Performance Indicators” means during a continuous twelve (12) month period commencing upon September 1, 2015, unless the Board of Directors otherwise approves a later date due to the Company having insufficient equipment or technicians available to Deploy the Vertical Technology as of September 1, 2015, each of: (1) sales from activities in the United States of America of greater than or equal to $2,829,000, (2) sales from activities in Canada of greater than or equal to $2,829,000, (3) EBITDA from activities in the United States of America of greater than or equal to $524,000, and (4) EBITDA from activities in Canada of greater than or equal to $524,000.

“Year 2 Key Performance Indicators” means, during a continuous twelve (12) month period commencing the day immediately following the conclusion of the period in which the Year 1 Key Performance Indicators were measured, each of: (1) sales from activities in the United States of America of greater than or equal to $19,310,000, (2) sales from activities in Canada of greater than or equal to $19,310,000, (3) EBITDA from activities in the United States of America of greater than or equal to $6,590,000, and (4) EBITDA from activities in Canada of greater than or equal to $6,590,000.

1.2           General Usage.  For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 2
FORMATION

2.1          Formation.

(a)          The Company was formed on __________, 2015, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.

(b)          This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

2.2           Effective Date. This Agreement shall take effect on the date hereof (the “Effective Date”). Notwithstanding the foregoing, the parties acknowledge and agree that the Sublicense Agreement between the Company and Novas USA shall take effect upon the approval by the stockholders of Propell Technologies Group, Inc., the parent company of Novas USA (“Propell”), at a duly constituted stockholders’ meeting, or, in the event such approval is taken by written consent, twenty (20) calendar days following the delivery of the information statement required pursuant to Rule 14c-2 of Regulation 14C under the Securities Exchange Act of 1934, as amended, whichever date is later.

2.3           Name. The name of the Company is “Novas Energy North America, LLC”.

2.4           Term.  The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

2.5           Purpose and Scope.  The purpose and scope of the Company shall include any lawful action or activity permitted to a limited liability company under the Act; provided, however, that the Company’s principal purpose shall be the Deployment of the Vertical Technology and the provision of incidental services. The Members hereby expressly acknowledge that the purpose and scope of the Company shall not include the Deployment of the Horizontal Technology or the use of the Coal Bed Methane Technology.

2.6           Principal Office.  The Company shall have a single “Principal Office” which shall initially be located at Suite 350, 1122 4th Street SW, Calgary, Alberta, Canada, and may thereafter be changed from time to time upon the approval of the Board of Directors.

2.7           Delaware Office and Agent.  The registered office of the Company shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Company may designate from time to time in the manner provided by the Delaware Act. The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Company may designate from time to time in the manner provided by the Delaware Act.

2.8           Names, Contact and Other Information of the Members.  Set forth below the name of each Member on Schedule A shall be appropriate contact information for such Member (including such Member’s mailing address, telephone number, and facsimile number as well as, in the case of a Member that is an entity, the name or title of an individual to whom notices and other correspondence should be directed). Each Member shall promptly provide the Company with the information required to be set forth for such Member on Schedule A and shall thereafter promptly notify the Company of any change to such information.

Section 3
CAPITALIZATION

3.1           Initial Capital Contributions.  On the Effective Date, each Member shall make an initial Capital Contribution and shall be deemed to own Membership Interests in the amounts set forth opposite such Member’s name on Schedule A attached hereto. Notwithstanding the foregoing, it is hereby acknowledged that Novas USA’s initial Capital Contribution shall be delivered to the Company in four equal installments of $300,000 each, with the first installment to be delivered on the Effective Date, the second installment to be delivered on the three month anniversary of the Effective Date, the third installment to be delivered on the six month anniversary of the Effective Date and the fourth and final installment to be delivered on the nine month anniversary of the Effective Date. The Company shall update Schedule A upon the issuance or Transfer of any Membership Interests to any new or existing Member in accordance with this Agreement.

3.2           Additional Capital Contributions.

(a)          The Members shall make additional Capital Contributions in cash (unless otherwise determined by the Board of Directors), in proportion to their respective Membership Interests, in such amounts and at such times as set forth in the Budget, as it may be amended from time to time (such additional Capital Contributions, the “Additional Capital Contributions”). Notwithstanding the foregoing, the Board of Directors shall be authorized to call for Additional Capital Contributions in an amount up to 20% in excess of the corresponding amounts set forth in the Budget, which amounts shall also constitute Additional Capital Contributions.

(b)          If any Member shall fail to timely make, or notifies the other Member that it shall not make, all or any portion of any Additional Capital Contribution which such Member is obligated to make under Section 3.2(a), then such Member shall be deemed to be a “Non-Contributing Member”. The non-defaulting Member (the “Contributing Member”) shall be entitled, but not obligated, to loan to the Non-Contributing Member, by contributing to the Company on its behalf, all or any part of the amount (the “Default Amount”) that the Non-Contributing Member failed to contribute to the Company (each such loan, a “Default Loan”), provided, that such Contributing Member shall have contributed to the Company its pro rata share of the applicable Additional Capital Contribution. Such Default Loan shall be treated as an Additional Capital Contribution by the Non-Contributing Member. Each Default Loan shall bear interest (compounded monthly on the first day of each calendar month) on the unpaid principal amount thereof from time to time remaining from the date advanced until repaid, at the lesser of (i) 15% per annum or (ii) the maximum rate permitted at law (the “Default Rate”). Each Default Loan shall be recourse solely to the Non-Contributing Member’s Membership Interest. Default Loans shall be repaid out of the distributions that would otherwise be made to the Non-Contributing Member under Article 6, as more fully provided for in Section 3.2(c). So long as a Default Loan is outstanding, the Non-Contributing Member shall have the right to repay the Default Loan (and interest then due and owing) in whole or in part. Upon the repayment in full of all Default Loans made in respect of a Non-Contributing Member, such Non-Contributing Member shall cease to be a Non-Contributing Member.

(c)          Notwithstanding any other provisions of this Agreement, any amount that otherwise would be paid or distributed to a Non-Contributing Member pursuant to Article 6 shall not be paid to the Non-Contributing Member but shall be deemed paid and applied on behalf of such Non-Contributing Member (i) first, to accrued and unpaid interest on all Default Loans (in the order of their original maturity date), (ii) second to the principal amount of such Default Loans (in the order of their original maturity date) and (iii) third, to any Additional Capital Contribution of such Non-Contributing Member that has not been paid and is not deemed to have been paid.

(d)          In the event a Default Loan has been outstanding for more than six (6) months, the Contributing Member may elect to convert the principal and accrued and unpaid interest under the Default Loan into additional Membership Interests by written notice to the Company and the Non-Contributing Members. Upon receipt of written notice of such election by the Contributing Member: (i) the Default Loan shall be converted into an Additional Capital Contribution by the Contributing Member in an amount equal to the principal and unpaid interest on the Default Loan, (ii) the Non-Contributing Member will be deemed to have received a distribution pursuant to Article 6 of an amount equal to the principal and unpaid interest on the Default Loan, (iii) such distribution will be deemed paid to the Contributing Member in repayment of the Default Loan, and (iv) the amount will be deemed contributed by the Contributing Member as an Additional Capital Contribution, the Contributing Member’s Capital Account will be increased by, and the Non-Contributing Member’s Capital Account will be decreased by, an amount equal to the principal and unpaid interest on the Default Loan. The Company shall revise Schedule A to reflect the increase in the Membership Interest of the Contributing Member accordingly.

3.3           Performance-Based Adjustment to Membership Interests.  In the event the Company fails to satisfy any Year 2 Key Performance Indicator by an amount greater than five percent (5%) but less than or equal to twenty five percent (25%), (i) Technovita’s Membership Interest shall be decreased by adjusting it in accordance with the formula set out on Schedule B, and (ii) Novas USA’s Membership Interest shall be increased by an equivalent amount. In the event the Company fails to satisfy any Year 2 Key Performance Indicator by an amount greater than twenty five percent (25%), (i) Technovita’s Membership Interest shall be decreased to fifteen percent (15%), and (ii) Novas USA’s Membership Interest shall be increased to eighty five percent (85%). Notwithstanding anything herein to the contrary, upon the occurrence of any event described in this Section 3.3, the Company shall update Schedule A to reflect the adjusted Membership Interests. The Members intend the adjustments contemplated by this Section 3.3 to be treated as an adjustment to the initial Capital Contribution in exchange for issuance of Membership Interests, and neither the Company nor any Member shall take any tax reporting position inconsistent with the foregoing except to the extent required by a taxing authority.

3.4           Withdrawal and Return of Capital.  Except as provided in Section 6 and Section 11 or as otherwise agreed to by the Members, no Member shall be entitled to the return of such Member’s Capital Contribution, a distribution in respect of such Member’s Capital Account balance, or any other distribution in respect of such Member’s Interest except as otherwise provided in this Agreement.

3.5           Loans to the Company.  No Member shall be required to lend any money to the Company or to guaranty any Company indebtedness. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member’s Capital Account except as otherwise provided in this Agreement.

3.6           Interest on Capital.  No Member shall be entitled to interest on such Member’s Capital Contribution, Capital Account balance or share of unallocated Profits.

3.7           Negative Capital Accounts. In the event that any Member shall have a deficit balance in its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

Section 4
MEMBERS

4.1           Admission of New Members.

(a)          New Members may be admitted from time to time (i) in connection with the issuance of Membership Interests by the Company, subject to compliance with the provisions of Section 4.1(b), and (ii) in connection with a Transfer of Membership Interests, subject to compliance with the provisions of Article 9, and in either case, following compliance with the provisions of Section 4.1(b).

(b)          In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Membership Interests, such Person shall have executed and delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement. Upon the amendment of Schedule A of the Agreement by the Company and the satisfaction of any other applicable conditions, including the receipt by the Company of payment for the issuance of Membership Interests, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company. If additional Membership Interests are issued or granted in the future to Persons, such grants or issuances shall dilute the Company Percentages of existing Members on a pro rata basis in proportion to such Members’ Company Percentages.

4.2           Limitation of Liability; Return/Withholding of Certain Distributions.

(a)          Except as otherwise required by applicable law or expressly in this Agreement, a Member shall have no personal liability for the debts, obligations or liabilities of the Company or other Members solely by reason of being a Member.

(b)          A Member that receives a distribution (i) in violation of this Agreement or (ii) that is required to be returned to the Company under applicable law shall return such distribution within thirty (30) days after demand therefor by any Member. The Company may elect to withhold from any distributions otherwise payable to a Member amounts due to the Company from such Member.

Nothing in this Section 4.2 shall be applied to release any Member from (i) its obligation to make Capital Contributions or other payments specifically required under this Agreement or (ii) its obligations pursuant to any relationship between the Company and such Member acting in a capacity other than as a Member (including, for example, as a borrower, employee or independent contractor).

4.3           Succession Upon Transfer.In the event that any Membership Interests are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Membership Interests and shall receive allocations and distributions pursuant to the terms of this Agreement in respect of such Membership Interests

4.4           Action by Members.  To the extent that any act or matter requires the vote of the Members, and except as may be otherwise specifically provided herein, such vote shall be by Majority-In-Interest of the Members.

4.5           Member Expenses.  Except as otherwise provided in this Agreement, no Member shall be reimbursed for expenses incurred on behalf of, or otherwise in connection with, the Company. Any reimbursement paid by a third party for expenses actually reimbursed by the Company shall be retained by (or paid over by the recipient thereof to) the Company.

Section 5
ALLOCATIONS

5.1           Allocations of Company Profits and Losses. Except as otherwise provided in this Agreement, Profits and Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Company shall be allocated among the Members, after taking into account amounts specially allocated pursuant to Section 5.2, pro rata in accordance with their Membership Interests.

5.2           Allocation Adjustments Required to Comply With Section 704(b) of the Code.

(a)          In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member created by such adjustments, allocations or distributions as quickly as possible. This Section 5.2(a) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b)          In accordance with the provisions of Treasury Regulations Section 1.704-2(i), each item of Nonrecourse Deduction shall be allocated among the Members in accordance with their Membership Interests.

(c)          Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Fiscal Year, each Member that has a share of such Member Minimum Gain shall be specially allocated Profits for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.2(c) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(d)          If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated Profits for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.2(d) is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(e)          The allocations set forth in Sections 5.2(a) through 5.2(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

5.3           Tax Allocations.

(a)          Subject to Sections 5.3(b) and (c), all income, gains, losses and deductions of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions pursuant to Section 5.1 and Section 5.2, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth in Section 5.1 and Section 5.2.

(b)          Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method with curative allocations of Treasury Regulations Section 1.704-3(c), so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value. If the Gross Asset Value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c).

(c)          Any tax credits or similar items shall be allocated to the Members according to their interests in such items as determined by the Board of Directors taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(d)          Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, distributions or other items pursuant to any provisions of this Agreement.

5.4           Allocations in Event of Transfer. If an Interest in the Company is Transferred in accordance with this Agreement, allocations of Profits and Losses as between the transferor and transferee shall be determined using the interim closing of the books method.

Section 6
DISTRIBUTIONS

6.1           Distributions.  Except as otherwise provided in this Agreement, distributions prior to the Dissolution of the Company shall be made in accordance with this Section 6.1 and each Member actually receiving amounts pursuant to a specific distribution by the Company shall receive a pro rata share based on such Member’s Membership Interest of each item of cash or property of which such distribution is constituted. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to Members if such distribution would violate §18-607 of the Delaware Act or other applicable law.

(a)          The Board of Directors at least once annually shall determine in the Board of Director’s reasonable judgment to what extent the Company has cash and any property available for distribution taking into account current and anticipated needs (including without limitation operating expenses, debt service, guaranteed payments and a reserve for future operating costs). To the extent such cash is available, the Board of Directors may cause the Company to distribute such excess cash and any property available for distributions among the Members’ in accordance with their respective Membership Interests.

(b)          If a Member has (i) an unpaid Additional Capital Contribution that is overdue and/or (ii) an outstanding Default Loan due to another Member, any amount that otherwise would be distributed to such Member (up to the amount of such Additional Capital Contribution or outstanding Default Loan, together with interest accrued thereon) shall not be paid to such Member but shall be deemed distributed to such Member and applied on behalf of such Member pursuant to Section 3.2(c).

6.2           Tax Distributions.  Subject to restrictions imposed by applicable law or any restrictions in any debt-financing arrangements to which the Company is a party, and subject to the discretion of the Board of Directors to retain any other amounts necessary to satisfy the Company’s obligations, at least five (5) days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Company shall use commercially reasonable efforts to distribute cash to each Member in proportion to and to the extent of such Member’s Quarterly Estimated Tax Amount for the applicable calendar quarter (each such distribution, a “Tax Distribution”). The provisions of this Section 6.2 will be deemed to be satisfied if the Budget provides for quarterly distributions sufficient to satisfy each Member’s Quarterly Estimated Tax Amount. For the avoidance of doubt, all Tax Distributions shall be made pro rata in accordance with their Membership Interests.

6.3           Withholding Taxes.

(a)          The Company shall withhold taxes from distributions to, and allocations among, the Members to the extent required by law (as determined by the Board of Directors in its reasonable discretion). Except as otherwise provided in this Section 6.2, any amount so withheld by the Company with regard to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 6.1. An amount shall be considered withheld by the Company if, and at the time, remitted to a governmental agency without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, however, that an amount actually withheld from a specific distribution or designated by the Company as withheld from a specific allocation shall be treated as if distributed at the time such distribution or allocation occurs.

(b)          If, pursuant to Section 6.2(a), an amount withheld with regard to a Member is treated for purposes of this Agreement as an amount distributed to such Member pursuant to Section 6.1, subsequent actual distributions to such Member pursuant to Section 6.1 shall be reduced as necessary to, as quickly as possible, cause the aggregate distributions to such Member over the term of the Company (including actual distributions and distributions deemed to have occurred pursuant to Section 6.2(a)) to equal the actual distributions that would have been made to such Member if Section 6.2(a) were not part of this Agreement.

(c)          Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for failure to properly withhold taxes in respect of such Member; moreover, each Member hereby agrees that neither the Company nor any other Member shall be liable for any excess taxes withheld in respect of such Member’s Membership Interest and that, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

Section 7
ADMINISTRATION

7.1          Management of the Company.  The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, and the Board of Directors shall have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement. The Board of Directors shall consist of five (5) members, each of whom shall be a natural person. Two (2) members of the Board of Directors shall be appointed by Technovita (the “Technovita Directors”), and three (3) members of the Board of Directors shall be appointed by Novas USA (the “Novas Directors”). Any Technovita Director may be removed at any time, with or without cause, by Technovita, and any Novas Director may be removed at any time, with or without cause, by Novas USA. Each director shall have one (1) vote on all matters brought before the Board of Directors.

7.2          Resignations and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, and such resignation need not be accepted by the Board of Directors to make it effective. Vacancies created by the resignation, death, removal or other cause of a director shall be filled by the Member that appointed such director in accordance with Section 7.1.

7.3          Meetings.  The Board of Directors shall meet at such time and at such place as the Board of Directors may designate (either within or outside the State of Delaware). Members of the Board of Directors may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

7.4          Notice of Meetings. Notice of each meeting of the Board of Directors shall be given to each member of the Board of Directors at least 48 hours prior to each such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

7.5          Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

7.6          Board Action by Written Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 7.6 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

7.7          Officers. The officers of the Company shall include a Chief Executive Officer, who shall be initially selected by Technovita, a Deputy Chief Executive Officer, who shall be initially selected by Novas USA, and a Chief Technology Officer, who shall be selected by the unanimous written consent of the Members. In the event the initial Chief Executive Officer or Deputy Chief Executive Officer are no longer employed in such capacity with the Company, the replacement Chief Executive Officer or Deputy Chief Executive Officer, as applicable, shall be selected by the Board of Directors, however Technovita or Novas USA, as applicable, shall have the right to nominate a candidate for consideration by the Board of Directors to serve as the replacement Chief Executive Officer or Deputy Chief Executive Officer, as applicable. The Board of Directors may appoint additional individuals as officers of the Company as it deems necessary or desirable to carry on the business of the Company, and the Board of Directors may delegate to such officers such power and authority as the Board of Directors deems advisable. Each officer shall hold office until his or her successor is appointed or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors. Any officer may be removed with or without cause at any time by the Member or Members entitled to select such officer with respect to the Chief Executive Officer, Deputy Chief Executive Officer or Chief Technology Officer, or by the Board of Directors acting by majority vote with respect to any officers other than the Chief Executive Officer, Deputy Chief Executive Officer or Chief Technology Officer. Notwithstanding anything herein to the contrary, the Board of Directors shall have the power to remove any officer of the Company for Cause. The determination as to whether such officer is being terminated for Cause will be made in good faith by the Board of Directors and will be final and binding.

7.8          Authority of Officers to Bind the Company. Subject to Section 7.9 and 7.10, any contract, agreement, deed, lease, note or other document or instrument executed on behalf of the Company by the Chief Executive Officer, Deputy Chief Executive Officer of Chief Technology Officer shall be deemed to have been duly executed by the Company; no other signature (including, for avoidance of doubt, the signature of any Member) shall be required in connection with the foregoing and third parties shall be entitled to rely upon the power of the Chief Executive Officer, Deputy Chief Executive Officer or Chief Technology Officer to bind the Company without otherwise ascertaining that the requirements of this Agreement have been satisfied. Notwithstanding the foregoing, the Members hereby acknowledge and agree that the Chief Executive Officer shall have the primary responsibility and authority with respect to implementing the strategy and overseeing the day to day operations of the Company. Neither the Deputy Chief Executive Officer, the Chief Technology Officer or any other officer of the Company shall take any action to bind the Company in a manner contrary to the instructions of the Chief Executive Officer.

7.9          Actions Requiring Approval of the Board of Directors. Without the written approval of the Board of Directors, the Company shall not, and the officers of the Company shall not cause the Company to, enter into any commitment to:

(a)          Incur any indebtedness, pledge or grant liens on any assets or guarantee, assume, endorse or otherwise become responsible for the obligations of any other Person, except to the extent approved or authorized in the Budget;

(b)          Make any loan, advance or capital contribution in any Person, except to the extent approved or authorized in the Budget;

(c)          Transfer any equipment necessary in the Deployment of the Vertical Technology to any third party;

(d)          Enter into or effect any transaction or series of related transactions involving the sale of the Company or the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of assets or similar business transaction) by the Company of any assets in excess of $300,000;

(e)          Appoint or remove the Company’s auditors or make any changes in the accounting methods or policies of the Company (other than as required by GAAP); or

(f)           Enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by the Company of any assets and/or equity interests of any Person.

7.10         Actions Requiring Approval of the Members.  Without the unanimous written approval of the Members, the Company shall not, and the officers of the Company shall not cause the Company to, enter into any commitment to:

(a)          Amend, modify or waive the Certificate of Formation or this Agreement, except to amend Schedule A as permitted in accordance with the terms of this Agreement;

(b)          Make any material change to the nature of the business conducted by the Company;

(c)          Modify the Membership Interests of any Member (except as expressly contemplated pursuant to the terms of this Agreement) or admit additional Members to the Company;

(d)          Enter into, amend in any material respect, waive or terminate any Sublicense Agreement (except as otherwise provided herein) or any other Related Party Agreement, other than service contracts on the same terms as the Company offers to customers generally; or

(e)          Make any material change in the compensation of the officers.

7.11        Sale Transactions. In the event the Board of Directors, pursuant to Section 7.9, approves a transaction or series of related transactions involving the sale of the Company or the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of assets or similar business transaction) by the Company of any assets in excess of $5,000,000 (a “Sale Transaction”), the Board of Directors shall then submit such proposed Sale Transaction to the Members for their approval. Without the written approval of the Members, the Company shall not, and the officers of the Company shall not cause the Company to, enter into any Sale Transaction except in accordance with this Section 7.11. In the event the Members do not agree on proceeding with the Sale Transaction, they shall negotiate in good faith to resolve any differences regarding such determination. If the disagreement cannot be resolved within fifteen (15) days after approval by the Board of Directors, the Company shall retain KPMG LLP, or if KPMG LLP is unavailable, another independent nationally recognized accounting firm or valuation expert as agreed to by the Members (which agreement shall not be unreasonably withheld) (the “Third Party Valuator”). The Third Party Valuator will conduct a valuation analysis of the Company or the assets proposed to be sold in the Sale Transaction. If the Third Party Valuator determines the value of the Company or the assets proposed to be sold in the Sale Transaction to be less than or equal to the price offered by the acquiror in the Sale Transaction, then the Member objecting to the Sale Transaction shall be deemed to approve of the Sale Transaction, and will be required to vote in favor of the Sale Transaction if a vote is held, and the Sale Transaction will be deemed to have been approved by both Members. The Third Party Valuator’s decision will be final, conclusive and binding, and shall be deemed to have been accepted by all of the parties to this Agreement. The Members will share equally the Third Party Valuator’s fees and expenses. All determinations in accordance with this Section 7.11 will be in writing and will be delivered to each party. If the parties cannot agree on appointing the Third Party Valuator, each of the parties will select an independent nationally recognized accounting firm or valuation expert and those two independent nationally recognized accounting firms or valuation experts, as applicable, will appoint the Third Party Valuator.

7.12        Budget. At least sixty (60) days before the beginning of each Fiscal Year, management (led by the Chief Executive Officer) shall prepare and submit to the Members and the Board of Directors an annual budget for the Company for such upcoming Fiscal Year (each, a “Budget”). The Budget shall include detailed capital and operating expense budgets, cash flow projections (which shall include amounts and due dates of all projected calls for Additional Capital Contributions) and profit and loss projections, and shall expressly contemplate and provide for quarterly royalty payments in accordance with the terms and conditions of the Sublicense Agreements. Not later than thirty (30) days following its receipt of the proposed Budget, the Board of Directors must approve or disapprove the proposed Budget. If the Board of Directors disapproves of the proposed Budget, then management shall use good faith efforts to prepare a revised proposed Budget addressing the concerns of the Board of Directors. If, after thirty (30) days of the Board of Directors’ disapproval of the proposed Budget management has not prepared a revised proposed Budget that is acceptable to the Board of Directors, then the previous year’s Budget shall be applied in the event the dispute is with respect to the Fiscal Year ended December 31, 2017 or December 31, 2018. If the dispute is with respect to a Fiscal Year ending after December 31, 2018, then the Budget shall be prepared by the Members holding a Majority-in-Interest of the Members. Management shall operate the Company in accordance with the Budget (subject to the right of the Board of Directors to call for Additional Capital Contributions in an amount up to 20% in excess of the corresponding amounts set forth in the Budget in accordance with Section 3.2(a)). The initial business plan and Budget for the Company through the Fiscal Year ending December 31, 2016, which have previously been approved by the Members, are attached hereto as Schedule C.

7.13        Additional Capital Contributions in Excess of $3,000,000. Notwithstanding the provisions of Section 7.12, in the event any Budget calls for Additional Capital Contributions in excess of $3 million, then such Additional Capital Contributions must be approved by at least four out of five members of the Board of Directors. This supermajority approval requirement will not apply in the event one of the Members has a Membership Interest of fifteen percent (15%) or less at the time the Additional Capital Contribution is submitted for approval by the Board of Directors. For greater certainty, in the event any Additional Capital Contributions are approved in accordance with this Section 7.13, and any Member fails to timely make, or notifies the other Member that it shall not make, all or any portion of any such Additional Capital Contribution, such Member will be deemed a Non-Contributing Member and the provisions of Section 3.2 shall apply.

7.14        Termination of License Agreements. In the event of a termination of the License Agreement (as defined in the Sublicense Agreement between, inter alia, the Company and Technovita Technologies Corporation), one hundred percent (100%) of Technovita’s Membership Interest in the Company and all of Technovita’s rights under this Agreement shall be transferred and assigned to Novas USA, and Technovita shall no longer be a party to this Agreement or Member of the Company. In the event of a termination of the License Agreement (as defined in the Sublicense Agreement between, inter alia, the Company and Novas USA), one hundred percent (100%) of Novas USA’s Membership Interest in the Company and all of Novas USA’s rights under this Agreement shall be transferred and assigned to Technovita, and Novas USA shall no longer be a party to this Agreement or Member of the Company. The Members intend the adjustments contemplated by this Section 7.14 to be treated as an adjustment to the initial Capital Contribution in exchange for issuance of Membership Interests, and neither the Company nor any Member shall take any tax reporting position inconsistent with the foregoing except to the extent required by a taxing authority.

7.15        Member Owned Wells. Upon request by a Member, the Company shall Deploy the Vertical Technology in wells owned by a Member or its Affiliates in accordance with a master service agreement approved by the Member or its Affiliate and the Company. Members and their Affiliates shall pay market price for the Deployment of Vertical Technology in their owned wells, and the Company shall prioritize the treatment schedule of all Deployments of Vertical Technology made pursuant to this Section 7.15 relative to third-party customers. Notwithstanding the foregoing, and for greater certainty, Technovita Technologies Corporation shall have the right to Deploy the Vertical Technology in wells owned by it or its Affiliates in Canada, and Novas USA shall have the right to Deploy the Vertical Technology in wells owned by it or its Affiliates in the United States.

7.16        Business Opportunities. The Company shall be the exclusive service provider of Vertical Technology in the United States of America and Canada pursuant to the terms and conditions of the Sublicense Agreements. Notwithstanding the foregoing, Novas USA shall retain the right to Deploy the Vertical Technology on wells in the United States of America which are owned by Novas USA or its Affiliates, Technovita Technologies Corporation shall retain the right to Deploy the Vertical Technology on wells in Canada which are owned by Technovita Technologies Corporation or its Affiliates, and nothing contained in this Agreement shall prevent any Member or any of its Affiliates from engaging in any other activities or businesses, regardless of whether those activities or businesses are similar to or competitive with the business of the Company. None of the Members nor any of their Affiliates shall be obligated to account to the Company or to the other Member for any profits or income earned or derived from other such activities or businesses (except in the event that the Company Deploys the Vertical Technology on behalf of a Member or one of its Affiliates on wells owned by a Member or one of its Affiliates, in which case such Member will pay market prices to the Company for the provision of such services).

Section 8
EXCULPATION AND INDEMNIFICATION

8.1          Exculpation of Covered Persons.

(a)          As used herein, the term “Covered Person” shall mean (i) each Member; (ii) each officer, director, stockholder, partner, member, Affiliate, employee, agent or representative of each Member, and each of their Affiliates; and (iii) each director, officer, employee, agent or representative of the Company.

(b)          No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good faith reliance on the provisions of this Agreement, so long as such action or omission does not constitute fraud, gross negligence, willful misconduct or a material breach of this Agreement by such Covered Person or is not made in knowing violation of the provisions of this Agreement.

(c)          A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which distributions might properly be paid) of the following Persons or groups: (i) another Member; (ii) one or more directors, officers or employees of the Company; (iii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or (iv) any other Person selected in good faith by or on behalf of the Company, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Delaware Act.

8.2          Liabilities and Duties of Covered Persons.

(a)          This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person. Furthermore, each of the Members and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by applicable law, and in doing so, acknowledges and agrees that the duties and obligation of each Covered Person to each other and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

(b)          Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. Whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person’s “good faith,” the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other applicable law.

8.3          Indemnification.

(a)          To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement, only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution or replacement), the Company shall indemnify, hold harmless, defend, pay and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i)          any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the Business of the Company; or

(ii)         such Covered Person being or acting in connection with the Business of the Company as a member, stockholder, Affiliate, manager, director, officer, employee or agent of the Company, any Member, or any of their respective Affiliates, or that such Covered Person is or was serving at the request of the Company as a member, manager, director, officer, employee or agent of any Person including the Company;

provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such Covered Person’s conduct did not constitute fraud, gross negligence, willful misconduct or a material breach of this Agreement by such Covered Person or a knowing violation of the provisions of this Agreement. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful, or that the Covered Person’s conduct constituted fraud, gross negligence, willful misconduct or a knowing violation or material breach of this Agreement.

(b)          Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 8.3 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

Section 9
TRANSFERS AND WITHDRAWALS

9.1          Transfers of Interests.  A Member shall not Transfer all or any portion of its Membership Interest, except (i) with the unanimous consent of the Members; or (ii) as permitted under this Article 9 or Section 4.1. Any Transfer or attempted Transfer of any Membership Interest in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Membership Interest for all purposes of this Agreement.

9.2          Permitted Transfers.The provisions of Section 9.1 shall not apply to any Transfer by any Member of all or any portion of its Membership Interest to its Affiliate; provided such Transfer would not reasonably be expected to cause (a) a “technical termination” of the Company for purposes of Section 708 of the Code, or (b) the Company to become a “publicly traded partnership” for purposes of Section 7704(b) of the Code.

9.3          No Withdrawal or Removal.  The Members shall not withdraw from the Company or otherwise cease to be a Member, except in connection with the dissolution of the Company.

Section 10
ACCOUNTING; TAX MATTERS

10.1        Records and Financial Statements.

(a)          The Company shall maintain true and proper books, records, reports, and accounts in which shall be entered all transactions of the Company. The books, records, reports, accounts and schedules of the Company shall segregate the Company’s Canadian and U.S. revenues and activities in a manner appropriate to permit the calculation of the Year 1 Key Performance Indicators and the Year 2 Key Performance Indicators, and to allocate the royalty payments made by the Company under the Sublicense Agreements between Canada and the United States in order to permit the Members to confirm the satisfaction of their or their Affiliates’, as applicable, minimum royalty obligations under their or their Affiliates’, as applicable, respective license agreements with Novas Energy Group Limited. The Company shall also maintain all schedules to this Agreement and shall update such schedules promptly upon receipt of new information relating thereto. Copies of such books, records, reports, accounts and schedules shall be located at the office in which the principal financial or accounting officer of the Company resides and shall be available to any Member for inspection and copying, upon at least two business days’ notice, during reasonable business hours; provided, however, that confidential communications between the Company and its legal counsel relating to an actual or potential controversy or claim between the Company and a Member may be withheld from such Member as determined by the Board of Directors in its sole discretion.

(b)          As soon as available, and in any event within forty five (45) days after the end of each Fiscal Year, the Company shall provide to each Member audited balance sheets of the Company as at the end of each such Fiscal Year and audited statements of income, cash flows and Members’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board of Directors, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby.

(c)          As soon as available, and in any event within twenty (20) days after the end of each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year), the Company shall provide to each Member unaudited balance sheets of the Company as at the end of each such fiscal quarter and for the current Fiscal Year to date and consolidated statements of income, cash flows and Members’ equity for such fiscal quarter and for the current Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company.

10.2        Income Tax Status. It is the intent of this Company and the Members that this Company shall be treated as a partnership for U.S., federal, state and local income tax purposes. Neither the Company nor any Member shall make an election for the Company to be classified as other than a partnership pursuant to Treasury Regulations Section 301.7701-3.

10.3        Tax Matters Member.

(a)          The Members hereby appoint Novas USA as the “Tax Matters Member” who shall serve as the “tax matters partner” (as such term is defined in Code Section 6231) for the Company. For any year that the Company meets the definition of a small partnership in Code Section 6231(a)(1)(B)(i), the Tax Matters Member shall elect to apply the TEFRA audit rules of Code Sections 6221 through 6234.

(b)          The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Member shall promptly notify the Members if any tax return of the Company is audited or if any adjustments are proposed by any Taxing Authority, and shall take such action as is necessary to cause each other Member to become a notice partner within the meaning of Section 6231(a)(8) of the Code. Without the consent of the other Members, the Tax Matters Member shall not extend the statute of limitations, file a request for administrative adjustment, file suit relating to any Company tax refund or deficiency or enter into any settlement agreement relating to items of income, gain, loss or deduction of the Company with any taxing authority.

(c)          The Tax Matters Member will make an election under Section 754 of the Code, if requested in writing by the Board of Directors. Except as otherwise provided herein, all determinations as to tax elections and accounting principles shall be made solely by the Tax Matters Member; provided, that any determination that would benefit the Tax Matters Member to the detriment of another Member shall require the consent of the other Member.

(d)          Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

(e)          The Tax Matters Member may resign at any time if there is another Member to act as the Tax Matters Member.

10.4        Tax Returns. At the expense of the Company, the officers of the Company shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company own property or do business.

10.5        Company Funds. All funds of the Company shall be deposited in its name in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Board of Directors. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such officer or officers as the Board of Directors may designate.

Section 11
DISSOLUTION AND LIQUIDATION

11.1        Triggering Events.  Upon the occurrence of any of the following events, the Sublicense Agreements shall be terminated (however, the Company may continue to perform its obligations under agreements previously entered into, but shall not enter into any new agreements, with respect to the Deployment of the Vertical Technology), and, unless the Members otherwise agree, all remaining assets shall be liquidated and used to satisfy obligations of the Company and make distributions to the Members in accordance with Sections 11.3 to 11.7:

(a)          Upon the election of a Member in the event of a permanent cessation of the Company’s business;

(b)          Upon the election of Novas USA in the event the Company fails to satisfy any Year 1 Key Performance Indicator or Year 2 Key Performance Indicator by an amount greater than five percent (5%) of the applicable metric; or

(c)          The consent of Technovita and Novas USA to dissolve the Company.

11.2        Additional Triggering Events.  Upon the occurrence of any of the following events, the Company shall be dissolved and its affairs wound up in accordance with Sections 11.3 to 11.7:

(a)          The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

(b)          The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act.

To the maximum extent permitted by the Delaware Act, the Members hereby waive their rights to seek a judicial dissolution of the Company for reasons other than those listed in Section 11.1 or this Section 11.2.

11.3        Covenants upon Dissolution.  Upon the effectiveness of the dissolution of the Company pursuant to Section 11.4, the parties hereby agree as follows:

(a)          For a period of one year beginning on the date of the effectiveness of the dissolution of the Company (the “Non-Solicitation Period”), Technovita shall not directly or indirectly through one or more of any of its Affiliates, hire or solicit, or encourage any other Person to hire or solicit, any individual who has been employed by the Company and worked on the Deployment of the Vertical Technology in the United States, other than those individuals set forth on Schedule D, or encourage any such individual to leave such employment.

(b)          During the Non-Solicitation Period, Novas USA shall not directly or indirectly through one or more of any of its Affiliates, hire or solicit, or encourage any other Person to hire or solicit, any individual who has been employed by the Company and worked on the Deployment of the Vertical Technology in Canada, other than those individuals set forth on Schedule D, or encourage any such individual to leave such employment.

(c)          This Section 11.3 shall not prevent a Member from hiring or soliciting any employee or former employee of the Company who responds to a general solicitation that is a public solicitation of prospective employees and not directed specifically to any Company employee.

(d)          Novas USA or its parent Propell Technologies Group, Inc. shall have the option to retain (i) Trent Hunter, and (ii) any Vice President, Sales hired by the Company, and Technovita shall not directly or indirectly through one or more of its Affiliates, make any offer of employment to such individuals unless Novas USA declines to exercise such option.

(e)          All data, documentation and records of the Company relating to the Deployment of the Vertical Technology in Canada shall be transferred to Technovita, and all data, documentation and records of the Company relating to the Deployment of the Vertical Technology in the United States shall be transferred to Novas USA.

11.4        Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 11.1 or 11.2 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 11.5 and the Certificate of Formation shall have been cancelled as provided in Section 11.6.

11.5        Liquidation. If the Company is dissolved pursuant to Section 11.1 or 11.2, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a)          The Board of Directors shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b)          As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c)          The Liquidator shall liquidate the assets of the Company and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law: First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company); Second, to the establishment of and additions to reserves that are determined by the Liquidator to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and Third, to the Members in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year of the Company during which the liquidation of the Company occurs.

(d)          Notwithstanding the foregoing, the intellectual property assets of the Company, including Sublicensee Improvements (as defined in the Sublicense Agreements), shall be distributed (i) to Technovita Technologies Corporation for use solely in Canada and its territories and possessions, and (ii) to Novas USA for use solely in the United States of America, its territories and possessions, and Mexico.

11.6        Termination of Agreement and Cancellation of Certificate. Upon completion of the distribution of the assets of the Company as provided in Section 11.5(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

11.7        Recourse for Claims. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Profits, Losses and other items of income, gain, loss and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Liquidator or any other Member.

Section 12
GENERAL PROVISIONS

12.1        Amendments.  No provision of this Agreement may be amended or modified except by an instrument in writing executed by both of the Members. Any such written amendment or modification will be binding upon the Company and each Member. Notwithstanding the foregoing, amendments to Schedule A following any new issuance, redemption, repurchase or Transfer of Membership Interests in accordance with this Agreement may be made without the consent of or execution by the Members.

12.2        Counterparts; Binding upon Members.  This Agreement may be executed in any number of counterparts and, when so executed, all of such counterparts shall constitute a single instrument binding upon all parties notwithstanding the fact that all parties are not signatory to the original or to the same counterpart.

12.3        No Third Party Beneficiaries.  Except as provided in Article 8, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.4        Notices, Consents, Elections, Etc.  All notices, consents, agreements, elections, amendments, demands and approvals provided for or permitted by this Agreement or otherwise relating to the Company shall be in writing and signed copies thereof shall be retained with the books of the Company. For purposes of the following provisions of this Section 12.4, the term “notice” shall be deemed to include any notice, statement, report, consent or similar item required or permitted to be provided to one or more Persons under this Agreement or applicable law.

12.5        Severability.  In the event that any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

12.6        Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.7        Governing Law.  The interpretation and enforceability of this Agreement and the rights and liabilities of the Members as such shall be governed by the laws of the State of Delaware as such laws are applied in connection with limited liability company operating agreements entered into and wholly performed upon in Delaware by residents of Delaware. To the extent permitted by the Delaware Act and other applicable law, the provisions of this Agreement shall supersede any contrary provisions of the Delaware Act or other applicable law.

12.8        Currency.  The functional currency of the Company shall be United States dollars. All cash Capital Contributions shall be made in United States dollars and, to the extent reasonably practicable, the books, records, reports and accounts of the Company shall be stated in United States dollars. No Member shall be entitled to receive cash distributions from the Company other than in United States dollars. In the event that it is necessary or convenient for Company purposes to apply an exchange rate between different currencies, the exchange rate shall be determined using publicly available indices.

12.9        Partnership for Tax Purposes Only.  As set forth in Section 2.1, the Members hereby form the Company as a limited liability company under the Act. The Members expressly do not intend hereby to form a partnership except insofar as the Company may be treated as a partnership solely for tax purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have first executed this Operating Agreement of Novas Energy North America, LLC as of the date first above written.

NOVAS ENERGY USA, INC.

By:
Name:
Title:

TECHNOVITA TECHNOLOGIES USA, INC.

By:
Name:
Title:

NOVAS ENERGY NORTH AMERICA, LLC

OPERATING AGREEMENT

SCHEDULE A

MEMBER INFORMATION

As of: _________ 2015.

Name and Contact Information	Capital Contribution		Membership Interest

Technovita Technologies USA, Inc.
7750 E. McDonald Drive, Suite K Scottsdale, AZ 85250	$	__________	40%

Novas Energy USA, Inc.
1701 Commerce Street, 2nd Floor Houston, TX 77002	$	__________	60%

Exhibit C

SUBLICENSE AGREEMENT

THIS TECHNOLOGY EXCLUSIVE SUBLICENSE AGREEMENT (this “Sublicense Agreement”), dated as of _________, 2015 (the “Effective Date”), is entered by and between NOVAS ENERGY NORTH AMERICA, LLC, a limited liability company organized under the laws of the State of Delaware, having a principal place of business at Suite 350 1122 4th Street SW, Calgary, Alberta, Canada T2R 1M1 as Sublicensee (hereinafter called “Sublicensee”) and NOVAS ENERGY (USA) INC., a corporation organized under the laws of the State of Delaware, having a principal place of business at 1701 Commerce Street, 2nd Floor, Houston, Texas 77002 as Licensee (hereinafter called “Licensee”) and NOVAS ENERGY GROUP LIMITED, a corporation organized under the laws of the British Virgin Islands, having a principal place of business at P.O. Box 958, Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands as Licensor (hereinafter called “Licensor”).

WHEREAS, Licensor owns by assignment the right, title, and interest in and to an invention involving a process and apparatus utilized in the production enhancement of hydrocarbon deposits using metallic plasma-generated, directed, nonlinear, wide-band, and elastic oscillations at resonance frequencies (the “Technology”) with a patent application for the protection of such Technology having been filed with the United States Patent and Trademark Office, which patent application is pending and attached as Schedule A to this Sublicense Agreement (the “Application”);

WHEREAS, Licensee entered into an exclusive, royalty-bearing license agreement with Licensor, dated January ___, 2013 (the “License Agreement”), for the use, development, marketing and commercialization of the Licensor's Technology (now or hereafter acquired) and the patent pending for the foregoing business purposes; the License Agreement is attached as Schedule B to this Sublicense Agreement;

WHEREAS, the License Agreement grants Licensee the authority, within the Licensed Territory, to (i) utilize the Technology to provide services to third parties; (ii) utilize the Technology to provide services for itself; and (iii) enter into sublicense agreements with third parties;

WHEREAS, Sublicensee desires to secure an exclusive, royalty-bearing sublicense for the use, development, marketing and commercialization of the Licensor’s Technology (now or hereafter acquired) and the patent pending for the foregoing business purposes;

WHEREAS, Licensee has the authority and is agreeable to sublicensing to Sublicensee, on an exclusive and royalty-bearing basis, the Technology and the patents pending for the foregoing business purposes in the Licensed Territory; and

WHEREAS, the parties have negotiated and have reached certain understandings and desire a document to evidence and formalize such understandings.

NOW, THEREFORE, in consideration of the terms, conditions, mutual promises, and covenants set forth in this Sublicense Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Sublicense Agreement, except as otherwise expressly provided herein or unless the context clearly requires otherwise, the terms set forth hereinafter will be defined as follows:

(a)	“Affiliate” of any entity means any other entity that directly or indirectly, through one or more subsidiaries or intermediaries, controls, is controlled by, or is under common control with such entity.

(b)	“Confidential Information” as used herein means any information contained in this Sublicense Agreement, together with the trade secrets and any information which is non-public, confidential or proprietary in nature, including without limitation, business information, trade secrets, and any information related to the Technology whether written, oral, or in electronic form, provided that information given orally is identified as confidential at the time of disclosure and confirmed as confidential in writing within thirty (30) days of such disclosure but will not include information that:

(i)	is or becomes disclosed to the public other than as a result of any act by the receiving party;

(ii)	is rightfully received from a third party without similar restriction and without breach of this Sublicense Agreement;

(iii)	the receiving party is able to demonstrate was known to it on a non-confidential basis before such information was disclosed to such party by or on behalf of the disclosing party; or

(iv)	was independently developed by a party without the use of any other Confidential Information.

(c)	“Improvements” means any improvements, enhancements or modifications of the Technology subject to the terms and conditions of this Sublicense Agreement.

(d)	“Joint Venture Agreement” means the Operating Agreement of Novas Energy North America, LLC, by and among Licensee and Technovita Technologies USA, Inc.

(e)	“Licensed Process” means a method or process either covered by the Patent Rights or by the Technology (now owned or hereafter acquired).

(f)	“Licensed Services” means the performance of a service using the practice of a Licensed Process.

(g)	“Licensed Territory” means the United States of America and its territories and possessions.

(h)	“Net Service Sales” means the cash consideration received by Sublicensee from the Sale of Licensed Services less the following items directly attributable to the Sale of such Licensed Services and borne by Sublicensee as the seller: (i) discounts and rebates actually granted; (ii) sales, value added, use, and other taxes and government charges actually paid, excluding income taxes; and (iii) other amounts actually refunded, allowed, or credited due to rejections or re-works but not exceeding the original invoiced amount. Additionally, if Sublicensee provides Licensed Services (x) for its own internal purposes, (y) on assets owned by Licensee or (z) otherwise in a situation that does not involve a Sale for which a royalty is paid under Article 4, then Net Service Sales will also include an amount equal to the customary sale price charged to a third party for the same Licensed Services.

(i)	“Parties” means Licensor, Licensee and Sublicensee. “Party” will mean any one of the entities mentioned.

(j)	“Patents” means the issued patents and patents issued pursuant to any pending patent applications related to the Technology listed in Exhibit A attached hereto.

(k)	“Patent Rights” means the Patents, together with any divisional, continuation or continuation-in-part applications based thereon, and any reissues or extensions that may be based on any of the Patents and will also include all improvements, modifications, enlargements, and extensions made to any of the Patent Rights during the period in which this Sublicense Agreement is in effect.

(l)	The phrase “covered by the Patent Rights” and equivalent language as used herein means covered by a valid claim of an issued, unexpired patent within the Patent Rights or by a claim being presented in a pending patent application within the Patent Rights. Any claim being presented in a pending patent application will be deemed to be the equivalent of a valid claim of an issued, unexpired patent for purposes of the grant of the Sublicense.

(m)	“Sell, Sale, or Sold” means the provision of Licensed Services for which cash consideration is received by Sublicensee. A Sale of Licensed Services will be deemed completed at the time Sublicensee receives such consideration.

(n)	“Technology” means the process and apparatus of Licensor for the production enhancement of Vertical Wells using metallic plasma-generated, directed, nonlinear, wide-band, and elastic oscillations at resonance frequencies and includes for this purpose both the content of the Patent Rights and the content of any future patents including all improvements, modifications, enlargements, and extensions thereto.

(o)	“Technovita” means Technovita Technologies Corporation, the exclusive licensee of the Patent Rights and Technology in Canada.

(p)	“Vertical Wells” means vertical wells whose drift angle of hole or part thereof is from 0[o] to 55[o] in the inclined parts of the wellbore.

(q)	“Year 1 Key Performance Indicators” and “Year 2 Key Performance Indicators” shall have the respective meanings given to them in the Joint Venture Agreement.

ARTICLE 2

SUBLICENSING CONDITIONS

2.1	Conditions of Sublicensing.

Pursuant to Article XIV of the License Agreement, Sublicensee agrees:

(a)	to be bound by the applicable terms and conditions of the License Agreement; and

(b)	that Licensor is a third party beneficiary and entitled to enforce the applicable terms and conditions of this Sublicense Agreement.

ARTICLE 3

GRANT OF EXCLUSIVE RIGHTS

3.1	Sublicense Grant.

(a)	Subject to the terms and conditions contained in this Sublicense Agreement, Licensee hereby grants to Sublicensee an exclusive (except as provided in Section 3.1(b)) royalty-bearing sublicense to use the Technology and provide the Licensed Services within the Licensed Territory.

(b)	The Parties agree that Sublicensee is granted only the rights expressly defined in this Sublicense Agreement, and unless explicitly otherwise mutually agreed to by the Parties, Sublicensee is not granted any additional rights by Licensor or Licensee. Without limiting the foregoing, Licensee will retain the right to use the Technology for treatment of its own assets (including assets of its Affiliates) now owned or hereafter acquired within the Licensed Territory.

3.2	Improvements.

(a)	Licensor will have the full and unlimited ownership of all Improvements to the Technology developed by Licensor (“Licensor Improvements”), including all patent rights therein or arising with respect thereto together with any documentation developed by Licensor or its representatives or by any third party acting for or on Licensor’s behalf or under its direction.

(b)	Licensee will have the full and unlimited ownership of all Improvements to the Technology developed by Licensee (“Licensee Improvements”), including all patent rights therein or arising with respect thereto together with any documentation developed by Licensee or its representatives or by any third party acting for or on Licensee’s behalf or under its direction.

(c)	Licensor or Licensee, as applicable, will disclose to Sublicensee and Technovita any and all Licensor Improvements and Licensee Improvements that have reached a stage of development suitable for evaluation, testing, or commercial use or operation. Licensor or Licensee, as applicable, will permit Sublicensee and/or Technovita and their respective representatives to inspect, evaluate, and test all such Licensor Improvements and Licensee Improvements to determine whether they may be useful in the practice, development or application of the business of the Sublicensee or Technovita. If they are useful, Licensor or Licensee, as applicable, will permit Sublicensee and/or Technovita and their respective representatives to apply all such Licensor Improvements or Licensee Improvements to the business of Sublicensee and/or Technovita, as applicable, in Canada and its territories and possessions, without additional conditions and without the right to transfer such Licensor Improvements or Licensee Improvements to third parties by means of licenses or by any other means. The Parties expressly acknowledge and agree that Technovita is a third party beneficiary and entitled to enforce the applicable terms and conditions of this Sublicense Agreement.

(d)	Sublicensee will have the full and unlimited ownership of all Improvements to the Technology developed by Sublicensee (“Sublicensee Improvements”), including all patent rights therein or arising with respect thereto together with any documentation developed by Sublicensee or its representatives or by any third party acting for or on Sublicensee’s behalf or under its direction, provided that such ownership does not infringe upon Licensor’s or Licensee’s patent rights.

(e)	Sublicensee will disclose to Licensor and Licensee any and all Sublicensee Improvements that have reached a stage of development suitable for evaluation, testing, or commercial use or operation, and will permit Licensor, Licensee and their respective representatives to inspect, evaluate, and test all such Sublicensee Improvements. Sublicensee shall grant to each of Licensor and Licensee a perpetual, royalty-free, fully paid-up license to use and sublicense any Sublicensee Improvements; provided, however, that such license to Licensee shall be restricted to the United States of America, its territories and possessions, and Mexico.

(f)	Sublicensee may use Licensor Improvements, Licensee Improvements and Sublicensee Improvements only within the Licensed Territory.

ARTICLE 4

ROYALTIES AND FEES

4.1	Royalties.

(a)	Sublicensee will pay royalties directly to Licensor in an amount equal to seven and one half percent (7.5%) of Net Service Sales. Royalties paid by Sublicensee to Licensor resulting from Net Service Sales within the Licensed Territory will be applied toward the Minimum Royalty (as defined in the License Agreement) of Licensee under the License Agreement.

(b)	The Parties hereby acknowledge and agree that the royalties paid by Sublicensee to Licensor pursuant to Section 4.1(a) will be the exclusive consideration to Licensor or Licensee in connection with the use of the Technology and the provision of the Licensed Services in the Licensed Territory so long as this Agreement is in effect. For greater certainty, any distributions made by Sublicensee to Licensee pursuant to Article 7 or other applicable terms of the Joint Venture Agreement will not constitute Net Service Sales or Non-Royalty Sublicensing Consideration under the License Agreement, and no royalties will be required to be paid directly by Sublicensee to Licensee under the terms of this Agreement.

(c)	All royalties due pursuant to Section 4.1(a) will be payable to Licensor within thirty (30) days of the end of the calendar quarter to which such royalties are applicable, in accordance with the provisions of Section 4.2 below.

4.2	Records, Reports and Payment of Royalties.

For the duration of this Sublicense Agreement and for three (3) years thereafter, Sublicensee will keep complete and accurate records of Licensed Services and Net Service Sales as they relate to the royalty payments set forth in Section 4.1 above in sufficient detail to enable such royalties to be reasonably determined. Within thirty (30) days after the end of each calendar quarter, Sublicensee will furnish to Licensor and Licensee a written report setting forth the Net Service Sales for the calendar-quarter period together with royalties payable to Licensor for such quarter. Any royalty payment not paid on or before the date corresponding to thirty (30) days after the end of the calendar quarter for which such royalties are due and payable hereunder will accrue interest at a rate equal to one percent (1%) per calendar month or, if less, the maximum rate permitted under applicable law.

4.3	Audit Rights.

Sublicensee will permit Licensor, Licensee, or their respective representatives, at Licensor’s or Licensee’s expense, as applicable, to periodically examine Sublicensee’s books, ledgers, and records during regular business hours for the sole purpose of, and only to the extent necessary, to verify royalties paid to Licensor pursuant to Section 4.1; provided that Licensor or Licensee, as applicable, delivers to Sublicensee a written notice of Licensor’s or Licensee’s intention to conduct an inspection not less than ten (10) business days before the intended date of such inspection and provided further that only one (1) such inspection may be conducted during any calendar year. In the event that amounts due from Sublicensee to Licensor are determined to have been underpaid by an amount greater than five percent (5%) of the amount actually due, Sublicensee will pay the reasonable costs of such examination. Notwithstanding the above, each report delivered by Sublicensee to Licensor and Licensee pursuant to Section 4.2, will be deemed correct and accurate, and neither Licensor nor Licensee will have the right to inspect the records relating thereto, or otherwise challenge the accuracy of either such report or the records relating thereto, after the third anniversary of the date of delivery of such report to Licensor and Licensee.

ARTICLE 5

PATENT PROSECUTION AND MAINTENANCE

5.1	Registrations and Approvals of Patents.

(a)	Subject to Section 5.2, Licensor will be responsible for maintaining in full force and effect all patent applications and resulting patent registrations with respect to Patents set forth in Exhibit A, including following up and paying all renewal fees and being responsible for the day-to-day activities associated with the same.

(b)	Sublicensee may request of Licensor to obtain protection for the Patents in the Licensed Territory if such protection does not exist or for which no application is pending (each, a “New Jurisdiction”). Within fifteen (15) days of receipt of such request, Licensor will notify Sublicensee in writing indicating whether such requested is acceptable. If Licensor agrees to obtain such protection, the provisions of Section 5.1(a) will apply for such New Jurisdiction.

(c)	If Licensor declines Sublicensee’s request to obtain protection for the Patents for the New Jurisdiction, Licensor will nevertheless promptly take all steps necessary to obtain protection for the Patents in the New Jurisdiction provided that:

(i)	there is no application in good standing with respect to such Patents already pending in the New Jurisdiction;

(ii)	Licensor has the right under the laws of the New Jurisdiction to file or revive an application with respect to such Patents;

(iii)	the New Jurisdiction falls within the Licensed Territory; and

(iv)	Sublicensee undertakes to pay the reasonable costs incurred by Licensor to obtain and maintain such protection for the Patents in accordance with Section 5.2(b).

5.2	Payment of Patent Costs.

(a)	Licensor will bear the costs of prosecuting, renewing, and otherwise maintaining all patent applications and resulting patent registrations with respect to the Patents other than the costs contemplated in Section 5.1(c)(iv).

(b)	Sublicensee will bear the reasonable costs of prosecuting, renewing, and otherwise maintaining any patent applications and resulting patent registrations contemplated by Section 5.1(c). Unless otherwise agreed to by the Parties in writing, Sublicensee will advance all such costs to Licensor’s designated patent agent at least sixty (60) days prior to the date such costs will be incurred.

(c)	In the event that Sublicensee pays any costs pursuant to Section 5.2(b), Sublicensee will be entitled to deduct and retain an amount equal to the amount of such costs from the Royalties derived from Net Service Sales attributable to the New Jurisdiction.

5.3	Abandonment of Patents.

Without limiting Sublicensee’s rights and remedies for any default arising from the failure of Licensor to perform its obligations under Sections 5.1 or 5.2, if Licensor intends to abandon any of the Patents, rights in the Patents, patent applications, or the right to file under the Paris Convention for a foreign patent (herein called the “Patent Interest”) which it has assumed the responsibility to preserve under Sections 5.1 and 5.2, it will promptly notify Sublicensee of such intention and give Sublicensee sufficient notice to permit it to take all steps necessary to preserve such Patent Interest. Sublicensee will then have the right during a sixty (60) day period commencing with such notification to cure such default by assuming any such Patent Interest which Licensor intends to abandon and to undertake the procuring or preserving of such Patent Interest to itself. Licensor will cooperate with Sublicensee in such endeavour (including making an assignment of full right, title, and interest in the Patent Interest for the relevant jurisdiction) provided that Sublicensee will bear all costs (including any tax liability) in connection therewith, which will be set off against any Royalty payments due to Licensor hereunder. Further, in the event that Sublicensee procures or preserves a Patent Interest which Licensor abandoned or intended to abandon, royalties will remain payable by Sublicensee to Licensor pursuant to Section 4.1, but Sublicensee will be entitled to deduct and retain an amount equal to the amount of the reasonable costs incurred by Sublicensee in order to procure or preserve such Patent Interest for a given jurisdiction against those royalties derived from Net Service Sales attributable to that jurisdiction.

ARTICLE 6

THIRD PARTY INFRINGEMENT

6.1	Enforcement Against Infringement.

(a)	Each Party hereto will advise the others promptly of any instances of infringements, imitations, illegal use, or misuse of any Patent. During the duration of this Sublicense Agreement, Sublicensee will have the right to commence legal action for the enforcement of any Patents within the Licensed Territory, but prior to the commencement of any such action by Sublicensee, Sublicensee will advise Licensor, Licensee and Technovita by notice in writing of its intention to do so. The Parties will cooperate fully in the prosecution of any such action free of charge, and each agrees that it will be joined as a party plaintiff to the action and hereby authorizes such joinder. Each Party will have the right, at its own expense, to retain independent counsel who will be kept fully informed of all issues in the action, who will be advised in advance of each new step in the action, and who will be entitled to promptly receive copies of all pleadings, documents, and correspondence regarding the action. In the event that any such action is successfully prosecuted against an infringer, any damages, accounting of profits, award of legal costs, or other recovery will be applied as follows:

(i)	first to reimburse the Party hereto having carriage of the action for its reasonable legal expenses;

(ii)	second to reimburse the other Parties for their reasonable legal expenses incurred as a result of their cooperation or required involvement in the action; and

(iii)	third any remaining amounts will then be allocated 25% to Licensor with the remainder to Sublicensee and no royalties will be payable as a result of such remainder or with respect to the amounts referred to in Sections 6.1(a) and (b).

(b)	In the event that any such action is unsuccessful:

(i)	Licensor will be responsible for paying any legal costs which may be awarded to the successful defendant if Licensor had conduct of such action, and

(ii)	Licensor will be responsible for paying 25% of any legal costs which may be awarded to the successful defendant and Sublicensee will be responsible for paying 75% of such costs if Sublicensee had conduct of such action.

6.2	Opt-Out.

Notwithstanding Section 6.1, each of Licensor and Sublicensee will have the right to elect to opt out of any participation in the litigation described in Section 6.1 on written notice to the other party (the “Opt Out Notice”) within thirty (30) days of the commencement of the action. The Party having conduct of the litigation will promptly notify the other Parties of the commencement of the action and will promptly provide such Parties with copies of all pleadings in the action. In the event that a Party delivers an Opt Out Notice, that Party (i) will only be responsible to pay its proportionate share of costs awarded to a successful defendant which are referable to the period preceding the effective date of the Opt Out Notice, and (ii) will not be entitled to share in or receive any amounts successfully recovered against the infringer (and, where Licensor has opted out of the litigation, no royalties will be payable to Licensor in respect of any amounts recovered by Sublicensee).

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Representations, Warranties, and Covenants of Licensor.

Licensor represents, warrants and covenant that (a) Licensor owns all rights, titles, and interest in and to each of the Patent Rights, which are free from all claims, encumbrances, mortgages, liens, taxes, pledges, and similar defects of any kind; (b) Licensor has the exclusive right to grant licenses to the Technology in the Licensed Territory; (c) other than the License Agreement, Licensor has not previously granted, and will not grant while this Sublicense Agreement is in effect, any right, license or interest in the Technology or any portion thereof which is inconsistent with the rights and sublicense granted to Sublicensee herein; (d) the Technology does not infringe upon any intellectual property right of any third party; (e) there are no actions, suits, investigations, claims, or proceedings pending or threatened in any way relating to the Technology; (f) Licensor has obtained a valid assignment of intellectual property rights and waiver of moral rights from all persons who have contributed to the Technology; (g) Licensor is a corporation, duly organized, validly existing and in good standing under the laws of Russia and any other necessary jurisdictions that have legal impact on this Sublicense Agreement; (h) the execution, delivery, and performance of this Sublicense Agreement have been duly authorized by all necessary corporate action on the part of Licensor; (i) this Sublicense Agreement constitutes the legal and binding obligations of Licensor and is enforceable against Licensor in accordance with its terms; and (j) Licensor has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Sublicense Agreement and to perform the obligations herein.

7.2	Representations, Warranties, and Covenants of Licensee.

Licensee represents, warrants, and covenants that (a) Licensee is a corporation, duly organized validly existing, and in good standing under the laws of the province of Alberta, Canada; (b) Licensee has the exclusive right to grant sublicenses to the Technology in the Licensed Territory; (c) other than this Sublicense Agreement, Licensee has not previously granted, and will not grant while this Sublicense Agreement is in effect, any right, license or interest in the Technology or any portion thereof which is inconsistent with the rights and sublicense granted to Sublicensee herein, (d) the execution, delivery, and performance of this Sublicense Agreement have been duly authorized by all necessary corporate action on the part of Licensee; (e) this Sublicense Agreement constitutes the legal and binding obligations of Licensee and is enforceable against Licensee in accordance with its terms; and (f) Licensee has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Sublicense Agreement and to perform its obligations under this Sublicense Agreement.

7.3	Representations, Warranties, and Covenants of Sublicensee.

Sublicensee represents, warrants, and covenants that (a) Sublicensee is a limited liability company, duly organized, validly existing, and in good standing under the laws of the state of Delaware; (b) the execution, delivery, and performance of this Sublicense Agreement have been duly authorized by all necessary corporate action on the part of Sublicensee; (c) this Sublicense Agreement constitutes the legal and binding obligations of Sublicensee and is enforceable against Sublicensee in accordance with its terms; and (d) Sublicensee has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Sublicense Agreement and to perform its obligations under this Sublicense Agreement.

7.4	Effect of Representations, Warranties, and Covenants.

If the representations and warranties made by a Party under this Article 7 are not true and accurate, or if the covenants made by a Party under this Agreement are not upheld and complied with, and another Party incurs damages, liabilities, costs, or other expenses as a result of such falsity or non-compliance, the Party making such representations, warranties, and covenants will indemnify and hold the other Parties harmless from and against any such damages, liabilities, costs or other expenses incurred as a result of such falsity or such noncompliance.

ARTICLE 8

CONFIDENTIAL INFORMATION

8.1	General.

All Confidential Information supplied by any Party pursuant to this Sublicense Agreement will be treated as confidential by the receiving Party and will be used solely to enable the transactions and activities contemplated by these terms or as otherwise permitted under this Sublicense Agreement. All documents containing or disclosing Confidential Information will at all times be and remain the property of the disclosing Party.

8.2	Duty Not to Disclose.

The Parties covenant and agree to keep Confidential Information strictly confidential, only to be disclosed on a need to know basis to parties who are bound by similar confidentiality obligations.

8.3	Reasonable Efforts.

The Parties hereby agree to make such efforts as may be appropriate and to require third parties to whom Confidential Information has been disclosed in accordance with Section 8.2 to make similar efforts to prevent the unauthorized use and disclosure of and to keep confidential all such Confidential Information, including:

(a)	taking all reasonable steps to ensure that Confidential Information is disclosed only to responsible persons who have first been properly instructed to maintain such Confidential Information in confidence;

(b)	taking all reasonable steps to ensure all documents are safeguarded against theft, damage, or access by unauthorized persons; and

(c)	not disclosing the terms and conditions of this Sublicense Agreement except to those third parties who have a reasonable need to know such terms and conditions and who have agreed to treat and maintain such information as Confidential Information.

8.4	Permitted Disclosure.

Nothing contained herein will prevent either party from making disclosure of any of the Confidential Information to:

(a)	any authorized body for the sole purpose of obtaining registration of any Patent for any invention or discovery which is the subject of this Sublicense Agreement; or

(b)	any other person, firm, or corporation for the purpose of (i) promoting the sale or use of Sublicensee products and services, and (ii) meeting the due diligence requirements of prospective investors of any Party and their authorized employees, agents, and representatives provided that the disclosing Party will obtain from the persons to whom such disclosure is made a written covenant of nondisclosure.

8.5	Remedies Upon Wrongful Disclosure.

The Parties agree that in the event the provisions of confidentiality herein are violated, such violation constitutes a breach of this Sublicense Agreement and may result in grave and serious injury and damage to the affected Party. Therefore, in the event of such breach, the Parties agree that in addition to any other rights or remedies which the affected Party may have under applicable law, the affected Party will have the right to seek equitable relief such as an injunction or any other appropriate order preventing or prohibiting the disclosing Party from continuing any violation of the provisions hereof.

ARTICLE 9

TERM AND TERMINATION

9.1	Term.

This Sublicense Agreement will become effective on the Effective Date and will continue unless terminated earlier by one of the Parties in accordance with its terms.

9.2	Termination.

(a)	Licensee will have the right to terminate this Sublicense Agreement in accordance with the terms of the Joint Venture Agreement or upon any breach by Sublicensee of its payment or reporting obligations or breach of any other terms and conditions of this Sublicense Agreement that would constitute a breach of the License Agreement if such acts were performed by Licensee.

(b)	Upon any breach under this Sublicense Agreement by Sublicensee, Licensee will provide Sublicensee with written notice within seven (7) days of the breach specifying in reasonable detail the nature of the breach. After written notice is delivered, a reasonable opportunity to cure consisting of 30 days for a payment breach and 60 days for a non-payment breach will be extended to Sublicensee. If Sublicensee fails to cure the breach within the allotted opportunity to cure, Licensee may terminate the Sublicense Agreement within 30 days thereafter.

(c)	Upon termination, Sublicensee will cease providing Licensed Services and will tender payment to Licensor of all accrued royalties owed as of the later of the (i) effective date of termination or (ii) date that Sublicensee receives its last payment for Licensed Services. Upon any Party becoming entitled to pursue remedies against another Party, such Party may declare the other Party in default under this Sublicense Agreement and exercise any remedy provided by law or in equity or in this Sublicense Agreement, including, but not limited to, damages. Upon any Party electing to terminate this Sublicense Agreement, this Sublicense Agreement will cease and come to an end as if that were the day originally fixed herein for the expiration of the Term. All remedies of any Party under this Sublicense Agreement will be cumulative. The failure to assert any remedy or waiver of any event of default will not be deemed to be a waiver of such remedy or event of default at later dates. Notwithstanding the foregoing, upon termination of this Sublicense Agreement pursuant to this Section 9.2, all rights and sublicenses granted herein to Sublicensee under this Sublicense Agreement will terminate, Sublicensee will promptly return to Licensee any Confidential Information received prior to such termination, and Sublicensee will be no longer be entitled to use any such Confidential Information for any purpose.

(d)	In the event Sublicensee’s financial performance in a relevant period deviates by more than 5% from any Year 1 Key Performance Indicator or Year 2 Key Performance Indicator, then Licensee shall have the right to terminate this Sublicense Agreement in accordance with the provisions of Section 11.1(b) of the Joint Venture Agreement.

9.3	Termination of License Agreement.

In the event of a termination of the License Agreement, this Sublicense Agreement shall remain in full force and effect, however the Licensor shall have the right to terminate this Sublicense Agreement upon thirty (30) days written notice to Sublicensee.

9.4	Events of Default.

(a)	Monetary Defaults. If any Party fails to pay any amounts hereunder when due (whatever the reason for such failure and whether it be voluntary or involuntary or come about or be effected by operation of law or judicial or governmental or administration action or otherwise), the non-defaulting Party will have the full right at such non-defaulting Party’s election to take any of the remedies set forth in Section 9.2 of this Sublicense Agreement.

(b)	Non-monetary Defaults. In the event of a breach of any covenant of this Sublicense Agreement by any Party, other than the failure to pay amounts hereunder when due (whatever the reason for such breach and whether it be voluntary or involuntary or come about or be effected by operation of law or judicial or governmental or administrative action or otherwise), the non-defaulting Party will have the full right to take any of the remedies set forth in Section 9.2. It is further provided that the following will be events of default of any Party hereunder (whatever the reason for such default and whether it be voluntary or involuntary or come about or be effected by operation of law or judicial or governmental or administrative action or otherwise) entitling the non-defaulting Party, without notice, to take any of the remedies set forth in Section 9.2: (i) the making of any general assignment for the benefit of creditors by such Party, or (ii) the voluntary or involuntary commencement of proceedings under any bankruptcy or insolvency laws which results in the the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more.

Notwithstanding any provision set forth herein to the contrary, the expiration or earlier termination of this Sublicense Agreement will not release any Party from any obligation theretofore accrued.

ARTICLE 10

INDEMNIFICATION

10.1	Indemnification by Licensor.

Licensor will hold harmless and indemnify Sublicensee, its Affiliates, and their respective directors, officers, employees, and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any damage to property caused by, arising out of, or resulting from, the Technology or the exercise or practice of the rights and sublicense granted hereunder, except to the extent that any such claims, demands, or causes of action arise as a result of Sublicensee’s negligence or willful misconduct. Notwithstanding the foregoing, to the extent that Sublicensee materially alters any of the Technology or any claim arises from Sublicensee’s application or use thereof rather than from the Technology directly, the duties and obligations of Licensor set forth in this Section 10.1 will not be applicable.

10.2	Indemnification by Sublicensee.

Sublicensee will hold harmless and indemnify Licensee, Licensor, their respective Affiliates, and their respective officers, employees, and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any damage to property caused by, or arising out of, or resulting from, the exercise or practice of the rights granted hereunder, except to the extent that any such claims, demands, or causes of action arise as a result of the negligence or willful misconduct of Licensee or Licensor. Sublicensee further agrees to protect, defend, indemnify, and hold Licensee and Licensor harmless from and against any and all claims, demands, liabilities, and causes of action brought or presented by third parties for personal injury or property or equipment damage which is attributable to Sublicensee’s negligence in connection with the use or application of the Technology.

10.3	Indemnification for Intellectual Property Rights.

(a)	Licensor will defend, indemnify, and hold harmless Sublicensee, its Affiliates, and their respective directors, officers, employees, and agents from and against any claim, suit, demand, or action alleging that any use or application of the Technology when used in accordance with the terms hereof, infringes any patent, copyright, trade secret, or other proprietary right of any third party under the laws of any country. Licensor will indemnify Sublicensee, its Affiliates, and their respective directors, officers, employees, and agents against all costs, expenses, and damages arising from any such claim, suit, demand, or action; provided that:

(i)	Sublicensee gives Licensor prompt written notice of such claim, suit, demand, or action;

(ii)	Sublicensee cooperates with Licensor in the defense and settlement thereof; and

(iii)	Licensor has control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof.

The indemnity will include, without limitation, the reasonable costs incurred by Sublicensee or its representatives to prepare for and attend as witnesses, to provide document discovery, and to obtain independent legal counsel in the event of a conflict that prohibits Licensor’s counsel from acting also as defense counsel for Sublicensee. The indemnity will not include costs incurred at the election of Sublicensee after Licensor has assumed conduct of the litigation which are not necessary and are incidental to the litigation, such as the costs of obtaining an independent review of the pleadings, proceedings, or settlement negotiations. Without limiting the foregoing, Sublicensee will have the right, at its own expense, to retain independent counsel who will be kept fully informed of all issues in the action, who will be advised in advance of each new step in the action, and who will be entitled promptly to receive copies of all pleadings, documents, and correspondence regarding the action. Licensor will have no liability to Sublicensee for any infringement action or claim that is based upon or arises out of the use by Sublicensee of Sublicensee Improvements.

(b)	If conditions of legal interference (“Legal Interference”), including but not limited to, litigation filed by a third party or an injunction, temporary or final, is threatened or obtained by a third party in any particular country against Sublicensee’s use or application of the Technology by reason of infringement of a patent, copyright, trade secret, or other proprietary right of any third party within that particular country, Licensor may, at its option and expense:

(i)	procure for Sublicensee the right to continue use or application of the Technology in the particular country;

(ii)	replace or modify the Technology for Sublicensee or such infringing portion thereof so it no longer infringes such patent, copyright, trade secret, or other proprietary right in that particular country, provided that the utility or performance is not adversely affected by such replacement or modification in that particular country; or

(iii)	authorize Sublicensee, at the expense of Licensor and through written instructions from Licensor, to pursue legal action in the name of Sublicensee and to join Licensor as a voluntary party plaintiff in order to procure continued use by Sublicensee of the Technology.

(c)	Licensor will have no liability to Sublicensee for any infringement action or claim that is based upon or arises out of the use by Sublicensee of the Technology, or any portion thereof, in combination with any other system, equipment, or apparatus not furnished by Licensor, in the event that but for such use in combination with such other system, equipment, or apparatus, the claim of infringement would not have been made.

(d)	This Section 10.3 sets forth the exclusive remedy of Sublicensee against Licensor with respect to any action or claim for any alleged patent, copyright, trade secret, or other proprietary right infringement by the Technology or any component or any portion thereof. Section 10.3 also sets forth the exclusive remedy for any claim of lost business or consequential business damages due to Sublicensee’s inability to conduct business or meet any contractual business obligations incurred by Sublicensee. This Section 10.3 will survive the expiration or any early termination of this Sublicense Agreement.

ARTICLE 11

LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES

11.1	Disclaimer of Certain Damages.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, NO PARTY OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE AGENTS, EMPLOYEES, OFFICERS, OR DIRECTORS WILL BE LIABLE TO ANOTHER PARTY OR ANY THIRD PERSON UNDER THIS SUBLICENSE AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) INDEMNITY, OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

11.2	Applicability of Limitations.

THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS ARTICLE 11 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS SUBLICENSE AGREEMENT IS FOUND TO HAVE FAILED ITS ESSENTIAL PURPOSE.

ARTICLE 12

CURRENCY

12.1	All payments due hereunder and contemplated herein are to be made in US dollars unless expressly set forth herein to the contrary

ARTICLE 13

MISCELLANEOUS AND GENERAL

13.1	Interpretation.

(a)	Whenever the words “include”, “includes”, or “including” are used in this Sublicense Agreement, they will be deemed to be followed by the words “without limitation.”

(b)	The words “hereof”, “hereby”, “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Sublicense Agreement as a whole and not to any particular provision of this Sublicense Agreement. The words article, section, paragraph, exhibit, and schedule are references to the articles, sections, paragraphs, exhibits, and schedules of this Sublicense Agreement unless otherwise specified.

(c)	The plural of any defined term will have a meaning correlative to such term defined in the singular, the singular of any defined term will have a meaning correlative to such term defined in the plural, and words denoting any gender will include all genders. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.

(d)	A reference to any Party to this Sublicense Agreement or any other agreement or document will include such Party’s permitted successors and permitted assigns.

(e)	The Parties have participated jointly in the negotiation and drafting of this Sublicense Agreement. In the event an ambiguity or question of intent or interpretation arises, this Sublicense Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Sublicense Agreement.

13.2	Payment of Expenses and Other Payments.

Except as otherwise expressly provided in this Sublicense Agreement, each Party hereto will pay its own expenses incident to preparing, entering into, and carrying out this Sublicense Agreement and the consummation of the transactions contemplated hereby.

13.3	Amendment.

This Sublicense Agreement may be amended only by a written agreement signed by each Party hereto.

13.4	Waiver.

Any agreement on the part of a Party to any waiver of any provision hereof will be valid only if set forth in an instrument in writing signed by such Party. The failure of any Party at any time or times to demand performance of any provision hereof will in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Sublicense Agreement. No waiver of any condition or breach of any term contained in this Sublicense Agreement in one or more instances will be deemed or construed as a further or continuing waiver of such condition or breach.

13.5	Counterparts.

For the convenience of the Parties hereto, this Sublicense Agreement may be executed in counterparts, each counterpart being deemed to be an original instrument, and such counterparts will together constitute one agreement.

13.6	Governing Law and Venue.

(a)	Governing Law. This Sublicense Agreement and its effect are subject to and will be construed and enforced in accordance with the law of the State of Texas without giving effect to any applicable conflicts of laws principles, except as to any issue which by the law of Texas depends upon the validity, scope, or enforceability of any patent within the Patent Rights, which issue will be determined in accordance with the applicable patent laws of the country of such patent.

(b)	Venue. Each Party hereto irrevocably submits to the jurisdiction of any federal or state court sitting in the city of Houston and state of Texas in any action or proceeding arising out of or relating to this Sublicense Agreement, and each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such federal or state court.

13.7	Notices.

Any notice, request, instruction, or other document to be given hereunder by any Party to another Party will be in writing and will be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile, or like transmission and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, as follows:

If to Licensee, to:	Novas Energy USA Inc.
1701 Commerce Street, 2nd Floor
Houston, TX 77002
	Attention:	John Huemoeller
President and CEO

If to Licensor, to:	Novas Ltd.

142787 Business Park Rumyancevo bld. 2,
529 G office, P.O. box #11
Leninsky District, Moscow
	Attention:	Nikita P. Ageev
CEO
+7 (495) 225-62-40 (telephone)
info@novas-energy.ru

If to Sublicensee, to:	Novas Energy North America, LLC
Suite 350 1122 4th Street SW
Calgary, Alberta T2R 1M1
	Attention:	Kenneth A. Stankievech
President and CEO
(403) 874-2338 (telephone)
kstankievech@technovita.ca

Other persons or addresses may be designated in writing by the Party to receive such notice. Nothing in this Section 13.8 will be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Sublicense Agreement), which service will be effected as required by applicable law.

13.8	Parties in Interest.

This Sublicense Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

13.9	Captions.

The article, section, and paragraph captions herein are for convenience of reference only, they do not constitute part of this Sublicense Agreement, and they will not be deemed to limit or otherwise affect any of the provisions hereof.

13.10	Compliance with Laws.

Each Party will perform this Sublicense Agreement in compliance with all applicable federal, provincial, national, state and local laws, rules, and regulations and will indemnify the other Parties for loss or damage sustained because of such Party’s noncompliance with any such law, rule, or regulation. Each Party will furnish to the other Parties any information requested or required by such Parties during the Term of this Agreement to enable such Parties to comply with the requirements of any Canadian or foreign federal, provincial, or governmental agency.

13.11	Survival.

Articles 1, 4, 7, 8, 9, 10, 11, 12 and 13 of this Sublicense Agreement will survive expiration or termination of this Sublicense Agreement for any reason.

13.12	Force Majeure.

No Party will be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such Party’s control and without such Party’s fault or negligence.

13.13	Independent Contractors.

This Sublicense Agreement does not create and will not be construed by the Parties or any third person as creating any agency, partnership, joint venture, or employment relationship between or among the Parties. The relationship of the Parties under this Sublicense Agreement will be solely that of independent contractors. Each Party will be solely responsible for the conduct of its respective agents and employees in connection with that Party’s performance of its duties and obligations under this Sublicense Agreement.

13.14	Recording of Agreement.

Licensor, at its own expense, will take such steps as may be required to satisfy the laws and requirements of each jurisdiction within the Licensed Territory with respect to declaring, recording, or otherwise rendering this Sublicense Agreement valid in such jurisdictions.

13.15	Assignment.

This Sublicense Agreement shall not be assigned by any Party without the prior written consent of the other Parties hereto; provided, however, that any Party shall be entitled to assign their rights under this Sublicense Agreement to an Affiliate that is either owned by or controlled by it or that controls it. A change of control of a Party shall not be deemed an assignment for purposes of this Sublicense Agreement.

13.16	Severability.

If any provision of this Sublicense Agreement be found by a court to be void, invalid, or unenforceable, the same will be reformed to comply with applicable law or stricken if not so conformable so as not to affect the validity or enforceability of this Sublicense Agreement.

13.17	Entire Agreement.

The Parties acknowledge that this Sublicense Agreement sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all prior discussions, agreements, and writings in respect hereto.

13.18	Nature of Agreement.

The Parties expressly acknowledge and agree that they are entering into this Sublicense Agreement with the full understanding that the terms and conditions of this Sublicense Agreement are expressly intended to define and limit the respective rights and obligations of the Parties, including, without limitation, rights and obligations that, but for this Sublicense Agreement might otherwise exist or arise before or after any termination of this Sublicense Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties, by executing this signature page, hereby adopt all of the terms, provisions, and conditions contained in this Sublicense Agreement as of the Effective Date.

NOVAS ENERGY (USA) INC. (Licensee)

By:
Name:
Title:
Date:

NOVAS ENERGY GROUP LIMITED (Licensor)

By:
Name:
Title:
Date:

NOVAS ENERGY NORTH AMERICA LLC (Sublicensee)

By:
Name:
Title:
Date:

Schedule A: Patents

NOVAS Intellectual Property Patents and Patent Applications

Licensor has following intellectual property:

Patent assignment # US 502004448 “Ideal non-linear wide-band well source of periodic directed elastic fluctuations, equipped with a metallic plasma creation device to stimulate hydrocarbon productive deposit at resonance frequencies”